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Filed Pursuant to Rule 424(b)(3)

Registration No. 333-133386

Prospectus

ATLAS PIPELINE PARTNERS, L.P.

ATLAS PIPELINE FINANCE CORPORATION

Offer to Exchange

Registered 8-1/8% Senior Notes due 2015

for

All outstanding 8-1/8% Senior Notes due 2015 issued December 20, 2005 and May 12, 2006

($285,000,000 in principal amount outstanding)

We are offering to exchange, upon the terms of and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, all of our outstanding 8-1/8% Senior Notes due 2015 issued on December 20, 2005 and May 12, 2006 for our registered 8-1/8% Senior Notes due 2015. In this prospectus, we refer to the notes we originally issued as the “outstanding notes” and to the registered notes as the “exchange notes.” We collectively refer to the outstanding notes and the exchange notes as the “notes.”

The Exchange Offer

•	The exchange offer expires at 5:00 p.m., New York City time, on August 17, 2006, unless extended.
•	The exchange offer is not conditioned upon a minimum aggregate principal amount of outstanding notes being tendered.
•	All outstanding notes validly tendered and not withdrawn will be exchanged.
•

The exchange offer is not subject to any condition other than that the exchange offer not violate applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission.

•	We will not receive any cash proceeds from the exchange offer.

The Exchange Notes

•

The terms of the exchange notes offer are substantially identical to the outstanding notes, except that we have registered the exchange notes with the Securities and Exchange Commission. In addition, the exchange notes will not be subject to certain transfer restrictions.

•	Interest on the exchange notes will be paid at the rate of 8-1/8% per annum, semi-annually in arrears on each June 15 and December 15, beginning December 15, 2006.

•	The exchange notes will not be listed on any securities exchange or the Nasdaq Stock Market.

Please read “Risk Factors” beginning on page 8 for a discussion of factors you should consider before participating in the exchange offer.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Each broker-dealer that receives the notes for its own account pursuant to this exchange offer must acknowledge by way of the letter of transmittal that it will deliver a prospectus in connection with any resale of the notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of the notes received in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed to make this prospectus available for a period of one year from the expiration date of this exchange offer to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

The date of this prospectus is July 11, 2006.

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission. In making your investment decision, you should rely only on the information contained in or incorporated by reference into this prospectus and in the letter of transmittal accompanying this prospectus. We have not authorized anyone to provide you with any other information. If you receive any unauthorized information, you must not rely on it. We are not making an offer to sell these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus or in the documents incorporated by reference into this prospectus are accurate as of any date other than the date on the front cover of this prospectus or the date of such incorporated documents, as the case may be.

This prospectus incorporates by reference business and financial information about us that is not included in or delivered with this prospectus. This information is available without charge upon written or oral request directed to: Investor Relations, Atlas Pipeline Partners, L.P., 311 Rouser Road, Moon Township, PA 15108; telephone number: (412) 262-2830. To obtain timely delivery, you must request the information no later than August 10, 2006.

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SUMMARY

This summary highlights information included or incorporated by reference in this prospectus. It may not contain all of the information that is important to you. This prospectus includes information about the exchange offers and includes or incorporates by reference information about our business and our financial and operating data. Before deciding to participate in the exchange offers, you should read this entire prospectus carefully, including the financial data and related notes incorporated by reference in this prospectus and the “Risk Factors” section beginning on page 8 of this prospectus.

Except as otherwise indicated, references to the “we,” “our,” “us,” or like terms refer to Atlas Pipeline Partners, L.P. and its subsidiaries, including the co-issuer, Atlas Pipeline Finance Corporation, and “Atlas Pipeline Finance” refers to Atlas Pipeline Finance Corporation.

Atlas Pipeline Partners, L.P.

We are a publicly-traded midstream energy services provider engaged in the transmission, gathering and processing of natural gas. We are a leading provider of natural gas gathering services in the Anadarko Basin and Golden Trend area of the mid-continent United States and the Appalachian Basin in the eastern United States. In addition, we are a leading provider of natural gas processing services in Oklahoma. We also provide interstate gas transmission services in southeast Oklahoma, Arkansas and southeast Missouri. We conduct our business through two operating segments: our Mid-Continent operations and our Appalachian operations.

We own and operate through our Mid-Continent operations:

•	a FERC-regulated, 565-mile interstate pipeline system, which we refer to as “Ozark Gas Transmission,” that extends from southeastern Oklahoma through Arkansas and into southeastern Missouri;
•	two natural gas processing plants and one treating facility, each located in Oklahoma; and
•

1,765 miles of active natural gas gathering systems located in Oklahoma, Arkansas, northern Texas and the Texas panhandle, which transport gas from wells and central delivery points in the Mid-Continent region to our natural gas processing plants or Ozark Gas Transmission.

We own and operate through our Appalachian operations 1,500 miles of intrastate natural gas gathering systems in eastern Ohio, western New York and western Pennsylvania.

Our principal executive offices are located at 311 Rouser Road, Moon Township, PA 15108 and our telephone number is (412) 262-2830. Our website is www.atlaspipelinepartners.com.

Our general partner is Atlas Pipeline Partners GP, LLC, a wholly-owned subsidiary of Atlas America, Inc. Atlas America has announced that it will transfer its ownership interest in our general partner to a new wholly-owned subsidiary, Atlas Pipeline Holdings, L.P., and then make a registered, initial public offering of a minority interest in Atlas Pipeline Holdings. Atlas Pipeline Holdings has filed a registration statement to effect such an initial public offering. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities of Atlas Pipeline Holdings.

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Summary of Terms of the Exchange Offer

On December 20, 2005, we completed a private offering of the outstanding notes and on May 12, 2006, we completed an additional private offering of the outstanding notes, which we treat as a single class with the existing notes issued on December 20, 2005. As part of these private offerings, we entered into registration rights agreements with the initial purchasers of the outstanding notes in which we agreed, among other things, to deliver this prospectus to you and to use our reasonable best efforts to complete the exchange offer by August 17, 2006, in the case of the notes issued in December 2005, or by October 10, 2006, in the case of the notes issued in May 2006. The following is a summary of the exchange offer.

Outstanding notes	$285 million aggregate principal amount of 8-1/8% Senior Notes due 2015.

Exchange notes

8-1/8% Senior Notes due 2015. The terms of the exchange notes are substantially identical to those of the outstanding notes, except that the transfer restrictions, registration rights and provisions for additional interest relating to the outstanding notes do not apply to the exchange notes.

Exchange offer

We are offering to exchange:

•         up to $285 million principal amount of our 8-1/8% Senior Notes due 2015 that have been registered under the Securities Act of 1933 for an equal amount of our outstanding 8-1/8% Senior Notes due 2015;

•         to satisfy our obligations under the registration rights agreements that we entered into when we issued the outstanding notes in transactions exempt from registration under the Securities Act.

Expiration date	The exchange offer will expire at 5:00 p.m., New York City time, on August 17, 2006, unless we decide to extend it. We refer to this date as the “expiration date.”

Conditions to the exchange offer

The registration rights agreements do not require us to accept outstanding notes for exchange if the exchange offer or the making of any exchange by a holder of the outstanding notes would violate any applicable law or interpretation of the staff of the SEC or if any legal action has been instituted or threatened that would impair our ability to proceed with the exchange offer. A minimum aggregate principal amount of outstanding notes being tendered is not a condition to the exchange offer. Please read “Exchange Offer—Conditions to the Exchange Offer” for more information about the conditions to the exchange offer.

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Procedures for tendering outstanding notes

To participate in the exchange offer, you must follow the automatic tender offer program, or ATOP, procedures established by The Depository Trust Company, or DTC, for tendering notes held in book-entry form. The ATOP procedures require that the exchange agent receive, before the expiration date of the exchange offer, a computer-generated message known as an “agent’s message” that is transmitted through ATOP and that DTC confirm that:

•         DTC has received instructions to exchange your notes; and

•         you agree to be bound by the terms of the letter of transmittal.

For more details, please read “Exchange Offer—Terms of the Exchange Offer” and “Exchange Offer—Procedures for Tendering.”

Guaranteed delivery procedures	None.

Withdrawal of tenders

You may withdraw your tender of outstanding notes at any time before the expiration date. To withdraw, you must submit a notice of withdrawal to the exchange agent using ATOP procedures before 5:00 p.m., New York City time, on the expiration date of the exchange offer. Please read “Exchange Offer—Withdrawal of Tenders.”

Acceptance of outstanding notes and delivery of exchange notes

If you fulfill all conditions required for proper acceptance of outstanding notes, we will accept any and all outstanding notes that you properly tender in the exchange offer before 5:00 p.m., New York City time, on the expiration date. We will return any outstanding note that we do not accept for exchange to you without expense promptly after the expiration date. We will deliver the exchange notes promptly after the expiration date and acceptance of the outstanding notes for exchange. Please read “Exchange Offer—Terms of the Exchange Offer.”

Fees and expenses	We will bear all expenses related to the exchange offer. Please read “Exchange Offer—Fees and Expenses.”

Use of proceeds	The issuance of the exchange notes will not provide us with any new proceeds. We are making these exchange offers solely to satisfy our obligations under our registration rights agreements.

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Consequences of failure to exchange outstanding notes

If you do not exchange your outstanding notes in the exchange offer, you will no longer be able to require us to register the outstanding notes under the Securities Act, except in the limited circumstances provided under our registration rights agreements. In addition, you will not be able to resell, offer to resell or otherwise transfer the outstanding notes unless we have registered the outstanding notes under the Securities Act, or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act.

U.S. federal income tax consequences	The exchange of exchange notes for outstanding notes in the exchange offer should not be a taxable event for U.S. federal income tax purposes. Please read “Material Federal Income Tax Consequences.”

Exchange agent

We have appointed Wachovia Bank, National Association as the exchange agent for the exchange offer. You should direct questions and requests for assistance and requests for additional copies of this prospectus (including the letter of transmittal) to the exchange agent addressed as follows:

Customer Information Center
Corporate Trust Operations – NC 1153
1525 West W.T. Harris Boulevard – 3C3
Charlotte, NC 28288
Attention: Marsha Rice
Phone: 704-590-7413
Facsimile: 704-590-7628

Summary of Terms of the Exchange Notes

The exchange notes will be identical to the outstanding notes, except that the exchange notes are registered under the Securities Act and will not have restrictions on transfer, registration rights or provisions for additional interest. The exchange notes will evidence the same debt as the outstanding notes, and the same indenture will govern the exchange notes and the outstanding notes.

The following summary contains basic information about the exchange notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the exchange notes, please read “Description of Exchange Notes.”

Issuers

Atlas Pipeline Partners, L.P. and Atlas Pipeline Finance Corporation.

Atlas Pipeline Finance is our wholly-owned direct subsidiary that was incorporated in Delaware for the purpose of serving as a co-issuer of the notes. Atlas

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Pipeline Finance has only nominal assets and does not conduct any operations. As a result, you should not expect Atlas Pipeline Finance to participate in servicing the interest and principal obligations on the notes.

Notes offered	$285,000,000 aggregate principal amount of 8-1/8% Senior Notes due 2015.

Maturity date	December 15, 2015.

Interest payment dates	June 15 and December 15 of each year, beginning December 15, 2006.

Guarantees	The exchange notes will be unconditionally guaranteed by all of our current and future domestic restricted subsidiaries, other than Atlas Pipeline Finance, the co-issuer, on an unsecured senior basis.

Ranking

The exchange notes and the related guarantees will be the unsecured senior obligations of us, Atlas Pipeline Finance and the guarantors. Accordingly, they will rank:

•         effectively subordinated to all of our and, with respect to the guarantors, the respective guarantors’ existing and future secured debt, including debt under our revolving credit facility, to the extent of the value of the assets securing such debt;

•         structurally subordinated to all liabilities of any of our present and future subsidiaries that do not guarantee the notes;

•         equal in right of payment with our and, with respect to the guarantors, the respective guarantors’ existing and future unsecured senior debt; and

•         senior to all our and, with respect to the guarantors, the respective guarantors’ existing and future debt that expressly provides that it is subordinated to the notes or the respective guarantees.

Optional redemption

We may redeem the exchange notes, in whole or in part, at any time on or after December 15, 2010, at redemption prices described in the section “Description of Exchange Notes – Optional Redemption” plus accrued and unpaid interest, if any, to the date of redemption. Before December 15, 2010, we may redeem the exchange notes, in whole or in part, at par value plus a make-whole premium described in “Description of Exchange Notes—Optional Redemption.” In addition, before December 15, 2008, we

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may redeem up to 35% of the exchange notes with the net cash proceeds from specified equity offerings at a redemption price equal to 108.125% of the principal amount of the exchange notes to be redeemed, plus accrued and unpaid interest, if any, to the date of redemption. However, we may only make such a redemption if at least 65% of the aggregate principal amount of exchange notes issued under the indenture remains outstanding immediately after the redemption.

Change of control offer

If we undergo a change of control, we must offer to repurchase the exchange notes at a price equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to the date of repurchase. See “Description of Exchange Notes — Repurchase upon a Change in Control.”

Basic covenants of the indenture

The exchange notes will be issued under the terms of the indenture pursuant to which the original notes were issued, which we refer to as the “indenture.” The indenture restricts our ability and the ability of our restricted subsidiaries to, among other things:

•         pay distributions, redeem stock, prepay subordinated indebtedness or make other restricted payments;

•        incur indebtedness;

•        make specified investments;

•         create liens on our assets to secure debt;

•         restrict dividends, distributions or other payments from subsidiaries to us;

•         consolidate or merge;

•         sell or otherwise transfer or dispose of assets, including equity interests of restricted subsidiaries;

•         enter into transactions with affiliates;

•         designate subsidiaries as unrestricted subsidiaries;

•         use the proceeds of permitted sales of assets; and

•         change our line of business.

These covenants are subject to a number of important exceptions. For more details, see “Description of Exchange Notes — Certain Covenants.”

Covenant suspension	At any time when the exchange notes are rated investment grade by Moody’s or S&P and no default or event of

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default has occurred and is continuing under the indenture, we and our subsidiaries will not be subject to many of the foregoing covenants. See “Description of Exchange Notes — Suspended Covenants.”

Transfer restrictions; absence of a public market for the notes

The exchange notes generally will be freely transferable, but will also be new securities for which there will not initially be a market. Therefore, we cannot assure you as to the development of an active market for the exchange notes or as to the liquidity of any such market.

Form of exchange notes	The exchange notes will be represented initially by one or more global notes. The global exchange notes will be deposited with the trustee, as custodian for DTC.

Same-day settlement

The global exchange notes will be shown on, and transfers of the global exchange notes will be effected only through, records maintained in book-entry form by DTC and its direct and indirect participants.

The exchange notes are expected to trade in DTC’s Same Day Funds Settlement System until maturity or redemption. Therefore, secondary market trading activity in the exchange notes will be settled in immediately available funds.

Trading	We do not expect to list the exchange notes for trading on any securities exchange.

Registrar and paying agent	Wachovia Bank, National Association

Governing law	The exchange notes will be, and the indenture relating to the exchange notes is governed by, the laws of the State of New York.

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RISK FACTORS

In addition to the other information set forth elsewhere in this prospectus. You should consider carefully the risks described below before deciding whether to participate in the exchange offer.

Risks Related to Continuing Ownership of the Outstanding Notes

If you fail to exchange outstanding notes, existing transfer restrictions will remain in effect and the notes may be more difficult to sell.

If you fail to exchange outstanding notes for exchange notes under the exchange offer, then you will continue to be subject to the existing transfer restrictions on the outstanding notes. In general, the outstanding notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except in connection with this exchange offer or as required by the registration rights agreements, we do not intend to register resales of the outstanding notes.

The tender of outstanding notes under the exchange offer will reduce the principal amount of the outstanding notes. Due to the corresponding reduction in liquidity, this may decrease, and increase the volatility of, the market price of any outstanding notes that you continue to hold following completion of the exchange offer.

Risks Relating to Our Business

The amount of cash we generate depends in part on factors beyond our control.

The actual amounts of cash we generate will depend upon numerous factors relating to our business which may be beyond our control, including:

•	the demand for and price of natural gas and natural gas liquids, which we refer to as “NGLs”;
•	the volume of natural gas we transport;
•	expiration of significant contracts;
•	continued development of wells for connection to our gathering systems;
•	the availability of local, intrastate and interstate transportation systems;
•	the expenses we incur in providing our gathering services;
•	the cost of acquisitions and capital improvements;
•	our issuance of equity securities;
•	required principal and interest payments on our debt;
•	fluctuations in working capital;

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•	prevailing economic conditions;
•	fuel conservation measures;
•	alternate fuel requirements;
•	government regulation and taxation; and
•	technical advances in fuel economy and energy generation devices.

Our ability to make payments on and to refinance our indebtedness, including the notes, will depend on our financial and operating performance, which may fluctuate significantly from quarter to quarter. We may be unable to continue to generate cash flow or borrow funds in amounts sufficient to service our indebtedness or to meet our working capital and capital expenditure requirements. If we are unable to do so, we may be required to sell assets or equity, reduce capital expenditures, refinance all or a portion of our existing indebtedness or obtain additional financing. We may be unable to do so on acceptable terms, or at all.

Our profitability is affected by the volatility of prices for natural gas and NGL products.

We derive a majority of our revenues from percentage of proceeds contracts. As a result, our income depends to a significant extent upon the prices at which the natural gas we transport, treat or process and the natural gas liquids, or NGLs, we produce are sold. A 10% change in the average price of NGLs, natural gas and condensate we process and sell would result in a change to our consolidated net income for the twelve month period ending March 31, 2007, excluding the effect of minority interests in our net income, of approximately $2.3 million. Additionally, changes in natural gas prices may indirectly impact our profitability since prices can influence drilling activity and well operations and thus the volume of gas we gather and process. Historically, the price of both natural gas and NGLs has been subject to significant volatility in response to relatively minor changes in the supply and demand for natural gas and NGL products, market uncertainty and a variety of additional factors beyond our control, including those we describe in “—The amount of cash we generate depends in part on factors beyond our control,” above. We expect this volatility to continue. This volatility may cause our gross margin and cash flows to vary widely from period to period. Our hedging strategies may not be sufficient to offset price volatility risk and, in any event, do not cover all of the throughput volumes subject to percentage of proceeds contracts. Moreover, hedges are subject to inherent risks, which we describe in “—Our hedging strategies may fail to protect us and could reduce our gross margin and cash flow.”

The amount of natural gas we transport will decline over time unless we are able to attract new wells to connect to our gathering systems.

Production of natural gas from a well generally declines over time until the well can no longer economically produce natural gas and is plugged and abandoned. Failure to connect new wells to our gathering systems could, therefore, result in the amount of natural gas we transport reducing substantially over time and could, upon exhaustion of the current wells, cause us to abandon one or more of our gathering systems and, possibly, cease operations. The primary factors affecting our ability to connect new supplies of natural gas to our gathering systems include our success in contracting for existing wells that are not committed to other systems, the level of drilling activity near our gathering systems and, in the Mid-Continent region, our ability to attract natural gas producers away from our competitors’ gathering systems. Fluctuations in energy prices can greatly affect production rates and investments by third parties in the development of new oil and natural gas reserves. Drilling activity generally decreases as oil and natural gas prices decrease. We have no control over the level of drilling activity in our service

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areas, the amount of reserves underlying wells that connect to our systems and the rate at which production from a well will decline. In addition, we have no control over producers or their production decisions, which are affected by, among other things, prevailing and projected energy prices, demand for hydrocarbons, the level of reserves, geological considerations, governmental regulation and the availability and cost of capital. Because our operating costs are fixed to a significant degree, a reduction in the natural gas volumes we transport or process would result in a reduction in our gross margin and cash flows and, as a result, in our ability to service the notes.

A material decrease in the supply of natural gas available for transport through Ozark Gas Transmission, or a significant decrease in demand for natural gas in the markets served by this pipeline, could reduce our revenues and cash flow.

The volume of natural gas we transport through Ozark Gas Transmission depends on the availability of attractively priced natural gas produced in the areas accessible to the transmission pipeline. If there were a material decrease in the volume of natural gas shipped on the pipeline due to reduced production from our shippers, less expensive supplies of natural gas available to the markets served by the pipeline or reduced demand for natural gas, our revenues would be reduced unless we are able to raise our tariffs on the pipeline sufficiently to offset the revenues lost due to the reduced volumes. Our ability to raise tariffs might be constrained by competitive market forces and government regulation. Likewise, a sustained decrease in demand for natural gas in the markets served by Ozark Gas Transmission would reduce our revenues and cash flow.

The success of our Appalachian operations depends upon Atlas America’s ability to drill and complete commercial producing wells.

Substantially all of the wells we connect to our gathering systems in our Appalachian service area are drilled and operated by Atlas America, Inc. for drilling investment partnerships sponsored by it. As a result, our Appalachian operations depend principally upon the success of Atlas America in sponsoring drilling investment partnerships and completing wells for these partnerships. Atlas America operates in a highly competitive environment for acquiring undeveloped leasehold acreage and attracting capital. Atlas America may not be able to compete successfully in the future in acquiring undeveloped leasehold acreage or in raising additional capital through its drilling investment partnerships. Furthermore, Atlas America is not required to connect wells for which it is not the operator to our gathering systems. If Atlas America cannot or does not continue to sponsor drilling investment partnerships, if the amount of money raised by those partnerships decreases, or if the number of wells actually drilled and completed as commercially producing wells decreases, the amount of natural gas transported by our Appalachian gathering systems would substantially decrease and could, upon exhaustion of the wells currently connected to our gathering systems, cause us to abandon one or more of our Appalachian gathering systems, thereby materially reducing our gross margin, cash flows and, as a result, our ability to service the notes.

The failure of Atlas America to perform its obligations under our natural gas gathering agreements with it may harm our business.

Substantially all of our Appalachian operating system revenues currently consist of the fees we receive under the master natural gas gathering agreement and other transportation agreements we have with Atlas America and its affiliates. We expect to derive a material portion of our gross margin, which we define as total operating revenues less total related operating costs, and cash flows, from the services we provide under our contracts with Atlas America for the foreseeable future. Any factor or event harming Atlas America’s business or its ability to perform under its contracts with us or any default or

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nonperformance by Atlas America of its contractual obligations to us, could reduce our gross margin, cash flows and, as a result, our ability to service the notes.

The success of our Mid-Continent operations depends upon our ability to continually find and contract for new sources of natural gas supply from unrelated third parties.

Unlike our Appalachian operations, none of the drillers or operators in our Mid-Continent service area is an affiliate of ours. Moreover, our agreements with most of the drillers and operators with which our Mid-Continent operations do business do not require them to dedicate significant amounts of undeveloped acreage to our systems. As a result, we do not have assured sources to provide us with new wells to connect to our Mid Continent gathering systems. Failure to connect new wells to our Mid-Continent operations will, as described in “—The amount of natural gas we transport will decline over time unless we are able to attract new wells to connect to our gathering systems,” above, reduce our gross margin and cash flows and, as a result, our ability to service the notes.

Our Mid-Continent operations currently depend on key producers for their supply of natural gas; the loss of any of these key producers could reduce our revenues.

During 2005, Chesapeake Energy Corporation, Kaiser-Francis Oil Company, Burlington Resources Inc., St. Mary Land and Exploration Company and Samson Resources Co. supplied our Mid-Continent systems with a majority of their natural gas supply. If these producers reduce the volumes of natural gas that they supply to us, our gross margin and cash flows would be reduced unless we obtain comparable supplies of natural gas from other producers.

The curtailment of operations at, or closure of, either of our processing plants could harm our business.

We currently have one processing plant for the Elk City, Oklahoma portion of our Mid-Continent operations and one active processing plant for the Velma, Oklahoma portion of our Mid-Continent operations. If operations at either plant were to be curtailed, or closed, whether due to accident, natural catastrophe, environmental regulation or for any other reason, our ability to process natural gas from the relevant gathering system and, as a result, our ability to extract and sell NGLs, would be harmed. If this curtailment or stoppage were to extend for more than a short period, our gross margin, cash flows and our ability to service the notes would be materially reduced.

We may face increased competition in the future in our Mid-Continent service areas.

Our Mid-Continent operations may face competition for well connections. Duke Energy Field Services, LLC, ONEOK, Inc., Carrera Gas Company, Cimmarron Transportation, LLC and Enogex, Inc. operate competing gathering systems and processing plants in our Velma service area. In our Elk City service area, ONEOK Field Services, Eagle Rock Midstream Resources, L.P., Enbridge Energy Partners, L.P., CenterPoint Energy, Inc. and Enogex operate competing gathering systems and processing plants. CenterPoint Energy’s interstate system is the nearest direct competitor to the Ozark Gas Transmission system. CenterPoint and Enogex operate competing gathering systems in Ozark Gas Gathering’s service area. Some of our competitors have greater financial and other resources than we do. If these companies become more active in our Mid-Continent service areas, we may not be able to compete successfully with them in securing new well connections or retaining current well connections. If we do not compete successfully, the amount of natural gas we transport, process and treat will decrease, reducing our gross margin, cash flows and, as a result, our ability to service the notes.

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The amount of natural gas we transport may be reduced if the public utility and interstate pipelines to which we deliver gas cannot or will not accept the gas.

Our gathering systems principally serve as intermediate transportation facilities between sales lines from wells connected to our systems and the public utility or interstate pipelines to which we deliver natural gas. If one or more of these pipelines has service interruptions, capacity limitations or otherwise does not accept the natural gas we transport, and we cannot arrange for delivery to other pipelines, local distribution companies or end users, the amount of natural gas we transport may be reduced. Since our revenues depend upon the volumes of natural gas we transport, this could result in a material reduction in our gross margin, cash flows and, as a result, our ability to service the notes.

We may be unsuccessful in integrating the operations from our recent acquisitions or any future acquisitions with our operations and in realizing all of the anticipated benefits of these acquisitions.

We acquired Elk City in April 2005 and completed the NOARK acquisition in October 2005 and May 2006 and are currently in the process of integrating their operations with ours. We also have an active, on-going program to identify other potential acquisitions. The integration of previously independent operations with ours can be a complex, costly and time-consuming process. The difficulties of combining Elk City and NOARK, as well as any operations we may acquire in the future, with our existing operations include, among other things:

•	operating a significantly larger combined entity;
•	the necessity of coordinating geographically disparate organizations, systems and facilities;
•	integrating personnel with diverse business backgrounds and organizational cultures;
•	consolidating operational and administrative functions;
•	integrating internal controls, compliance under Sarbanes-Oxley Act of 2002 and other corporate governance matters;
•	the diversion of management’s attention from other business concerns;
•	customer or key employee loss from the acquired businesses;
•	a significant increase in our indebtedness; and
•	potential environmental or regulatory liabilities and title problems.

The process of combining companies or the failure to integrate them successfully could harm our business or future prospects, and result in significant decreases in our gross margin and cash flows.

The acquisitions of our Velma, Elk City and NOARK operations have substantially changed our business, making it difficult to evaluate our business based upon our historical financial information.

The acquisitions of our Velma, Elk City and NOARK operations have significantly increased our size and substantially redefined our business plan, expanded our geographic market and resulted in large changes to our revenues and expenses. As a result of these acquisitions, and our continued plan to acquire and integrate additional companies that we believe present attractive opportunities, our financial results

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for any period or changes in our results across periods may continue to dramatically change. Our historical financial results, therefore, should not be relied upon to accurately predict our future operating results, thereby making the evaluation of our business more difficult.

Before acquiring our Velma and Elk City operations, we had no previous experience either in our Mid-Continent service area or in operating natural gas processing plants.

Our Mid-Continent gathering systems are located in Oklahoma and northern Texas, areas in which we have been involve only since July 2004 as a result of the Velma acquisition and, in April 2005, the Elk City acquisition. In addition, as a result of these acquisitions, we began to operate natural gas processing plants, a business in which we had no prior operating experience. We depend upon the experience, knowledge and business relationships that have been developed by the senior management of our Mid-Continent operations to operate successfully in the region. The loss of the services of one or more members of our Mid-Continent senior management, in particular Robert R. Firth, President, and David D. Hall, Chief Financial Officer, could limit our growth or ability to maintain our current level of operations in the Mid-Continent region.

Due to our lack of asset diversification, negative developments in our operations would reduce our ability to service the notes.

We rely exclusively on the revenues generated from our transportation, gathering and processing operations, and as a result, our financial condition depends upon prices of, and continued demand for, natural gas and NGLs. Due to our lack of diversification in asset type, a negative development in one of these businesses would have a significantly greater impact on our financial condition and results of operations than if we maintained more diverse assets.

Our construction of new assets may not result in revenue increases and is subject to regulatory, environmental, political, legal and economic risks, which could impair our results of operations and financial condition.

One of the ways we may grow our business is through the construction of new assets, such as the natural gas processing plant we are currently constructing in Sweetwater, Oklahoma, as a part of our Mid-Continent operations. The construction of additions or modifications to our existing systems and facilities, and the construction of new assets, involve numerous regulatory, environmental, political and legal uncertainties beyond our control and require the expenditure of significant amounts of capital. Any projects we undertake may not be completed on schedule at the budgeted cost, or at all. Moreover, our revenues may not increase immediately upon the expenditure of funds on a particular project. For instance, if we expand a gathering system, the construction may occur over an extended period of time, and we will not receive any material increases in revenues until the project is completed. Moreover, we may construct facilities to capture anticipated future growth in production in a region in which growth does not materialize. Since we are not engaged in the exploration for and development of natural gas reserves, we often do not have access to estimates of potential reserves in an area before constructing facilities in the area. To the extent we rely on estimates of future production in our decision to construct additions to our systems, the estimates may prove to be inaccurate because there are numerous uncertainties inherent in estimating quantities of future production. As a result, new facilities may not be able to attract enough throughput to achieve our expected investment return, which could impair our results of operations and financial condition. In addition, our actual revenues from a project could materially differ from expectations as a result of the price of natural gas, the NGL content of the natural gas processed and other economic factors described in this section.

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In addition to the risks discussed above, revenue we expect to generate from the Sweetwater natural gas treatment plant we are currently constructing could be reduced or delayed due to the following reasons:

•	difficulties in obtaining equity or debt financing for construction and operating costs;
•	difficulties in obtaining permits or other regulatory or third party consents;
•	construction and operating costs exceeding budget estimates;
•	revenue being less than expected due to lower commodity prices or lower demand;
•	difficulties in obtaining consistent supplies of natural gas; and
•	terms in operating agreements that are not favorable to us.

If we are unable to obtain new rights-of-way or the cost of renewing existing rights-of-way increases, then we may be unable to fully execute our growth strategy and our cash flows could be reduced.

The construction of additions to our existing gathering assets may require us to obtain new rights-of-way before constructing new pipelines. We may be unable to obtain rights-of-way to connect new natural gas supplies to our existing gathering lines or capitalize on other attractive expansion opportunities. Additionally, it may become more expensive for us to obtain new rights-of-way or to renew existing rights-of-way. If the cost of obtaining new rights-of-way or renewing existing rights-of-way increases, then our cash flows could be reduced.

Regulation of our gathering operations could increase our operating costs, decrease our revenues, or both.

Currently our gathering of natural gas from wells is exempt from regulation under the Natural Gas Act of 1938. However, the implementation of new laws or policies, or interpretations of existing laws, could subject us to regulation by the Federal Energy Regulatory Commission, which we refer to as “FERC,” under the Natural Gas Act. We expect that any such regulation would increase our costs, decrease our gross margin and cash flows, or both.

FERC regulation will still affect our business and the market for our products. FERC’s policies and practices affect a range of our natural gas pipeline activities, including, for example, its policies on open access transportation, ratemaking, capacity release, and market center promotion, which indirectly affect intrastate markets. In recent years, FERC has pursued pro-competitive policies in its regulation of interstate natural gas pipelines. However, we cannot assure you that FERC will continue this approach as it considers matters such as pipeline rates and rules and policies that may affect rights of access to natural gas transportation capacity.

Other state and local regulations will also affect our business. Matters subject to regulation include rates, service and safety. Our gathering lines are subject to ratable take and common purchaser statutes in Texas and Oklahoma. Ratable take statutes generally require gatherers to take, without undue discrimination, natural gas production that may be tendered to the gatherer for handling. Similarly, common purchaser statutes generally require gatherers to purchase without undue discrimination as to source of supply or producer. These statutes restrict our right as an owner of gathering facilities to decide with whom we contract to purchase or transport natural gas.

Federal law leaves any economic regulation of natural gas gathering to the states. Texas and Oklahoma have adopted complaint-based regulation of natural gas gathering activities, which allows

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natural gas producers and shippers to file complaints with state regulators in an effort to resolve grievances relating to natural gas gathering access and, in Texas and Oklahoma, with respect to rate discrimination. Should a complaint be filed or regulation by the Texas Railroad Commission or Oklahoma Corporation Commission become more active, our revenues could decrease.

Increased regulatory requirements relating to the integrity of the Ozark Transmission pipeline will require it to spend additional money to comply with these requirements. Ozark Gas Transmission is subject to extensive laws and regulations related to pipeline integrity. For example, federal legislation signed into law in December 2002 includes guidelines for the U.S. Department of Transportation and pipeline companies in the areas of testing, education, training and communication. Compliance with existing and recently enacted regulations requires significant expenditures. Additional laws and regulations that may be enacted in the future, such as U.S. Department of Transportation implementation of additional hydrostatic testing requirements, could significantly increase the amount of these expenditures.

Ozark Gas Transmission is subject to FERC rate-making policies that could have an adverse impact on our ability to establish rates that would allow us to recover the full cost of operating the pipeline.

Rate-making policies by FERC could affect Ozark Gas Transmission’s ability to establish rates, or to charge rates that would cover future increases in its costs, or even to continue to collect rates that cover current costs. Natural gas companies may not charge rates that have been determined not to be just and reasonable by FERC. The rates, terms and conditions of service provided by natural gas companies are required to be on file with FERC in FERC-approved tariffs. Pursuant to FERC’s jurisdiction over rates, existing rates may be challenged by complaint and proposed rate increases may be challenged by protest. We cannot assure you that FERC will continue to pursue its approach of pro-competitive policies as it considers matters such as pipeline rates and rules and policies that may affect rights of access to natural gas capacity and transportation facilities. Any successful complaint or protest against Ozark Gas Transmission’s rates could reduce our revenues associated with providing transmission services. We cannot assure you that we will be able to recover all of Ozark Gas Transmission’s costs through existing or future rates.

Ozark Gas Transmission is subject to regulation by FERC in addition to FERC rules and regulations related to the rates it can charge for its services.

FERC’s regulatory authority also extends to:

•	operating terms and conditions of service;
•	the types of services Ozark Gas Transmission’s may offer to its customers;
•	construction of new facilities;
•	acquisition, extension or abandonment of services or facilities;
•	accounts and records; and
•	relationships with affiliated companies involved in all aspects of the natural gas and energy businesses.

FERC action in any of these areas or modifications of its current regulations can impair Ozark Gas Transmission’s ability to compete for business, the costs it incurs in its operations, the construction

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of new facilities or its ability to recover the full cost of operating its pipeline. For example, the development of uniform interstate gas quality standards by FERC could create two distinct markets for natural gas—an interstate market subject to uniform minimum quality standards and an intrastate market with no uniform minimum quality standards. Such a bifurcation of markets could make it difficult for our pipelines to compete in both markets or to attract gas supplies away from the intrastate market. The time FERC takes to approve the construction of new facilities could raise the costs of our projects to the point where they are no longer economic.

FERC has authority to review pipeline contracts. If FERC determines that a term of any such contract deviates in a material manner from a pipeline’s tariff, FERC typically will order the pipeline to remove the term from the contract and execute and refile a new contract with FERC or, alternatively, to amend its tariff to include the deviating term, thereby offering it to all shippers. If FERC audits a pipeline’s contracts and finds deviations that appear to be unduly discriminatory, FERC could conduct a formal enforcement investigation, resulting in serious penalties and/or onerous ongoing compliance obligations.

Should Ozark Gas Transmission’s fail to comply with all applicable FERC administered statutes, rules, regulations and orders, it could be subject to substantial penalties and fines. Under the recently enacted Energy Policy Act of 2005, FERC has civil penalty authority under the Natural Gas Act to impose penalties for current violations of up to $1,000,000 per day for each violation.

Finally, we cannot give any assurance regarding the likely future regulations under which we will operate Ozark Gas Transmission or the effect such regulation could have on our business, financial condition, results of operations and ability to service the notes.

Compliance with pipeline integrity regulations issued by the United States Department of Transportation and state agencies could result in substantial expenditures for testing, repairs and replacement.

United States Department of Transportation and state agency regulations require pipeline operators to develop integrity management programs for transportation pipelines located in “high consequence areas.” The regulations require operators to:

•	perform ongoing assessments of pipeline integrity;
•	identify and characterize applicable threats to pipeline segments that could impact a high consequence area;
•	improve data collection, integration and analysis;
•	repair and remediate the pipeline as necessary; and
•	implement preventative and mitigating actions.

We do not believe that the cost of implementing integrity management program testing along segments of our pipeline will have a material effect on our results of operation. This does not include the costs, if any, of any repair, remediation, preventative or mitigating actions that may be determined to be necessary as a result of the testing program, which costs could be substantial.

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Our midstream natural gas operations may incur significant costs and liabilities resulting from a failure to comply with new or existing environmental regulations or a release of hazardous substances into the environment.

The operations of our gathering systems, plant and other facilities are subject to stringent and complex federal, state and local environmental laws and regulations. These laws and regulations can restrict or impact our business activities in many ways, including restricting the manner in which we dispose of substances, requiring remedial action to remove or mitigate contamination, and requiring capital expenditures to comply with control requirements. Failure to comply with these laws and regulations may trigger a variety of administrative, civil and criminal enforcement measures, including the assessment of monetary penalties, the imposition of remedial requirements, and the issuance of orders enjoining future operations. Some environmental statutes impose strict, joint and several liability for costs required to clean up and restore sites where substances and wastes have been disposed or otherwise released. Moreover, it is not uncommon for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by the release of substances or wastes into the environment.

There is inherent risk of the incurrence of environmental costs and liabilities in our business due to our handling of natural gas and other petroleum products, air emissions related to our operations, historical industry operations including releases of substances into the environment, and waste disposal practices. For example, an accidental release from one of our pipelines or processing facilities could subject us to substantial liabilities arising from environmental cleanup, restoration costs and natural resource damages, claims made by neighboring landowners and other third parties for personal injury and property damage, and fines or penalties for related violations of environmental laws or regulations. Moreover, the possibility exists that stricter laws, regulations or enforcement policies could significantly increase our compliance costs and the cost of any remediation that may become necessary. We may not be able to recover some or any of these costs from insurance.

We may not be able to execute our growth strategy successfully.

Our strategy contemplates substantial growth through both the acquisition of other gathering systems and processing assets and the expansion of our existing gathering systems and processing assets. Our growth strategy involves numerous risks, including:

•	we may not be able to identify suitable acquisition candidates;
•

we may not be able to make acquisitions on economically acceptable terms for various reasons, including limitations on access to capital and increased competition for a limited pool of suitable assets;

•	our costs in seeking to make acquisitions may be material, even if we cannot complete any acquisition we have pursued;
•	irrespective of estimates at the time we make an acquisition, the acquisition may prove to be dilutive to earnings and operating surplus;
•	we may encounter difficulties in integrating operations and systems; and
•	any additional debt we incur to finance an acquisition may impair our ability to service our existing debt.

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Limitations on our access to capital or on the market for our common units will impair our ability to execute our growth strategy.

Our ability to raise capital for acquisitions and other capital expenditures depends upon ready access to the capital markets. Historically, we have financed our acquisitions, and to a much lesser extent, expansions of our gathering systems by bank credit facilities and the proceeds of public and private equity offerings of our common units and preferred units of our operating partnership. If we are unable to access the capital markets, we may be unable to execute our strategy of growth through acquisitions.

Our hedging strategies may fail to protect us and could reduce our gross margin and cash flow.

We pursue various hedging strategies to seek to reduce our exposure to losses from adverse changes in the prices for natural gas and NGLs. Our hedging activities will vary in scope based upon the level and volatility of natural gas and NGL prices and other changing market conditions. Our hedging activity may fail to protect or could harm us because, among other things:

•	hedging can be expensive, particularly during periods of volatile prices;
•	available hedges may not correspond directly with the risks against which we seek protection;
•	the duration of the hedge may not match the duration of the risk against which we seek protection; and
•	the party owing money in the hedging transaction may default on its obligation to pay.

Litigation or governmental regulation relating to environmental protection and operational safety may result in substantial costs and liabilities.

Our operations are subject to federal and state environmental laws under which owners of natural gas pipelines can be liable for clean-up costs and fines in connection with any pollution caused by their pipelines. We may also be held liable for clean-up costs resulting from pollution which occurred before our acquisition of the gathering systems. In addition, we are subject to federal and state safety laws that dictate the type of pipeline, quality of pipe protection, depth, methods of welding and other construction-related standards. Any violation of environmental, construction or safety laws could impose substantial liabilities and costs on us.

We are also subject to the requirements of the Occupational Health and Safety Act, or OSHA, and comparable state statutes. Any violation of OSHA could impose substantial costs on us.

We cannot predict whether or in what form any new legislation or regulatory requirements might be enacted or adopted, nor can we predict our costs of compliance. In general, we expect that new regulations would increase our operating costs and, possibly, require us to obtain additional capital to pay for improvements or other compliance action necessitated by those regulations.

We are subject to operating and litigation risks that may not be covered by insurance.

Our operations are subject to all operating hazards and risks incidental to transporting and processing natural gas and NGLs. These hazards include:

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•	damage to pipelines, plants, related equipment and surrounding properties caused by floods and other natural disasters;
•	inadvertent damage from construction and farm equipment;
•	leakage of natural gas, NGLs and other hydrocarbons;
•	fires and explosions;
•	other hazards, including those associated with high-sulfur content, or sour gas, that could also result in personal injury and loss of life, pollution and suspension of operations; and
•	acts of terrorism directed at our pipeline infrastructure, production facilities, transmission and distribution facilities and surrounding properties.

As a result, we may be a defendant in various legal proceedings and litigation arising from our operations. We may not be able to maintain or obtain insurance of the type and amount we desire at reasonable rates. As a result of market conditions, premiums and deductibles for some of our insurance policies have increased substantially, and could escalate further. In some instances, insurance could become unavailable or available only for reduced amounts of coverage. For example, insurance carriers are now requiring broad exclusions for losses due to war risk and terrorist acts. If we were to incur a significant liability for which we were not fully insured, our gross margin and cash flows and, as a result, our ability to service the notes, would be materially reduced.

The IRS could treat us as a corporation for tax purposes, which would substantially reduce the cash available to us for payment of principal and, in some instances, interest on the notes.

If we were treated as a corporation for U.S. federal income tax purposes for any taxable year for which the statute of limitations remains open or any future year, we would pay federal income tax on our taxable income for such year at the corporate tax rates, currently at a maximum rate of 35%, and would likely pay state income tax at varying rates. Because a tax would be imposed on us as a corporation, our cash available for payment of principal and, with respect to payments on account of taxes for completed years, interest on the notes would be substantially reduced.

Risks Related to Our Ownership Structure

Atlas America and its affiliates have conflicts of interest and limited fiduciary responsibilities, which may permit them to favor their own interests to the detriment of our noteholders.

Atlas America and its affiliates own and control our general partner, which also owns an 11.5% limited partner interest in us. We do not have any employees and rely solely on employees of Atlas America and its affiliates who serve as our agents, including all of the senior managers who operate our business. A number of officers and employees of Atlas America also own interests in us. Conflicts of interest may arise between Atlas America, our general partner and their affiliates, on the one hand, and us, on the other hand. As a result of these conflicts, our general partner may favor its own interests and the interests of its affiliates over our interests and the interests of our noteholders. These conflicts include, among others, the following situations:

Employees of Atlas America who provide services to us also devote significant time to the businesses of Atlas America in which we have no economic interest. If these separate activities are significantly greater than our activities, there could be material competition for the time and effort of the

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employees who provide services to our general partner, which could result in insufficient attention to the management and operation of our business.

Neither our partnership agreement nor any other agreement requires Atlas America to pursue a future business strategy that favors us or, apart from our agreements with Atlas America relating to our Appalachian region operations, use our assets for transportation or processing services we provide. Atlas America directors and officers have a fiduciary duty to make these decisions in the best interests of the stockholders of Atlas America.

Our general partner is allowed to take into account the interests of parties other than us, such as Atlas America, in resolving conflicts of interest, which has the effect of limiting its fiduciary duty to us.

Our general partner controls the enforcement of obligations owed to us by our general partner and its affiliates, including our agreements with Atlas America.

Conflicts of interest with Atlas America and its affiliates, including the foregoing factors, could exacerbate periods of lower or declining performance, or otherwise reduce our gross margin and cash flows.

Cost reimbursements due our general partner may be substantial and will reduce the cash available for principal and interest on the notes.

We reimburse Atlas America, our general partner and their affiliates, including officers and directors of Atlas America, for all expenses they incur on our behalf. Our general partner has sole discretion to determine the amount of these expenses. In addition, Atlas America and its affiliates provide us with services for which we are charged reasonable fees as determined by Atlas America in its sole discretion. The reimbursement of expenses or payment of fees could impair our ability to make payments of principal and interest on the notes.

Risks Related to the Exchange Notes

We distribute all of our available cash to our unitholders and are not required to accumulate cash for the purpose of meeting our future obligations to our noteholders, which may limit the cash available to service the exchange notes.

Subject to the limitations on restricted payments contained in the indenture governing the exchange notes and in our credit facility and other indebtedness, we distribute all of our “available cash” each quarter to our limited partners and our general partner. “Available cash” is defined in our partnership agreement, and it generally means, for each fiscal quarter:

•	all cash on hand at the end of the quarter;
•	less the amount of cash that our general partner determines in its reasonable discretion is necessary or appropriate to:
•	provide for the proper conduct of our business;
•	comply with applicable law, any of our debt instruments, or other agreements; or
•	provide funds for distributions to our unitholders and to our general partner for any one or more of the next four quarters;

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•

plus all cash on hand on the date of determination of available cash for the quarter resulting from working capital borrowings made after the end of the quarter. Working capital borrowings are generally borrowings that are made under our credit facility and in all cases are used solely for working capital purposes or to pay distributions to partners.

As a result, we do not expect to accumulate significant amounts of cash. Depending on the timing and amount of our cash distributions, these distributions could significantly reduce the cash available to us in subsequent periods to make payments on the exchange notes.

We may not be able to generate sufficient cash to service our debt obligations, including our obligations under the exchange notes.

Our ability to make payments on and to refinance our indebtedness, including the exchange notes, will depend on our financial and operating performance, which may fluctuate significantly from quarter to quarter, and is subject to prevailing economic conditions and financial, business and other factors, many of which are beyond our control. We cannot assure you that we will continue to generate sufficient cash flow or that we will be able to borrow funds in amounts sufficient to enable us to service our indebtedness, or to meet our working capital and capital expenditure requirements. If we are not able to generate sufficient cash flow from operations or to borrow sufficient funds to service our indebtedness, we may be required to sell assets or equity, reduce capital expenditures, refinance all or a portion of our existing indebtedness or obtain additional financing. We cannot assure you that we will be able to refinance our indebtedness, sell assets or equity, or borrow more funds on terms acceptable to us, if at all.

We have a holding company structure in which our subsidiaries conduct our operations and own our operating assets.

We are a holding company, and our operating partnership and its operating subsidiaries conduct all of our operations and own all of our operating assets. We have no significant assets other than our interest in our operating partnership. As a result, our ability to make required payments on the exchange notes depends on the performance of our operating partnership and its subsidiaries and their ability to distribute funds to us. The ability of our subsidiaries to make distributions to us may be restricted by, among other things, our existing credit facility and applicable state partnership laws and other laws and regulations. If we are unable to obtain the funds necessary to pay the principal amount at maturity of the exchange notes, or to repurchase the exchange notes upon the occurrence of a change of control, we may be required to adopt one or more alternatives, such as a refinancing of the exchange notes or a sale of assets. We may not be able to refinance the exchange notes or sell assets on acceptable terms, or at all.

The exchange notes and the guarantees will be unsecured and effectively subordinated to our and the guarantors’ existing and future secured indebtedness.

The exchange notes and the guarantees are general unsecured obligations ranking effectively junior in right of payment to all of our existing and future secured indebtedness and that of each guarantor. Additionally, the indenture governing the exchange notes permits us and the guarantors to incur additional secured indebtedness in the future.

In the event that we or a guarantor is declared bankrupt, becomes insolvent or is liquidated or reorganized, any indebtedness that ranks ahead of the exchange notes and the guarantees will be entitled to be paid in full from our assets or the assets of the guarantor, as applicable, before any payment may be made with respect to the exchange notes or the affected guarantees. Holders of the exchange notes will

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participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as the exchange notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. Although all of our subsidiaries, other than Atlas Pipeline Finance, the co-issuer of the exchange notes, currently guarantee the exchange notes, the guarantees are subject to release in the future and we may have subsidiaries that are not guarantors. In the event of the liquidation, dissolution, reorganization, bankruptcy or similar proceeding of the business of a subsidiary that is not a guarantor, creditors of that subsidiary would generally have the right to be paid in full before any distribution is made to us or the holders of the exchange notes. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the exchange notes. As a result, holders of the exchange notes may receive less, ratably, than holders of secured indebtedness.

Claims of noteholders will be structurally subordinate to claims of creditors of some of our subsidiaries because they will not guarantee the exchange notes.

The exchange notes will not be guaranteed by our less than wholly-owned subsidiaries or other future subsidiaries that may be designated as “unrestricted.” Accordingly, claims of holders of the exchange notes will be structurally subordinate to the claims of creditors of these non-guarantor subsidiaries, including trade creditors. All obligations of our non-guarantor subsidiaries will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, to us or a guarantor of the exchange notes.

The covenants in the indenture governing the exchange notes impose, and covenants contained in agreements governing indebtedness we incur in the future may impose, restrictions that may limit our operating and financial flexibility.

The indenture governing the exchange notes contains a number of significant restrictions and covenants that limit our ability and the ability of our restricted subsidiaries to:

•	incur liens and indebtedness or provide guarantees in respect of obligations of any other person;
•	issue redeemable preferred units, common units, membership interests or stock of our subsidiaries;
•	pay dividends or make distributions;
•	make redemptions and repurchases of specified equity interests;
•	make loans and investments;
•	prepay, redeem or repurchase subordinated indebtedness;
•	engage in mergers, consolidations and asset dispositions;
•	engage in affiliate transactions; and
•	restrict distributions from specified subsidiaries

Additionally, our future indebtedness may contain covenants more restrictive than the restrictions contained in the indenture governing the exchange notes. Operating results below current levels or other

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adverse factors, including a significant increase in interest rates, could result in our being unable to comply with financial covenants that may be contained in any future indebtedness. If our indebtedness is in default for any reason, our business, financial condition and results of operations could be impaired. In addition, complying with these covenants may also cause us to take actions that are not favorable to holders of the exchange notes and may make it more difficult for us to successfully execute our business strategy and compete against companies who are not subject to such restrictions.

Covenants contained in the indenture restricting our ability to pay dividends, incur indebtedness and enter into specified transactions will not be applicable during any period in which the exchange notes are rated investment grade by both Moody’s and Standard & Poor’s.

The indenture governing the exchange notes provides that covenants restricting our ability to pay dividends, incur indebtedness and enter into specified transactions will not apply to us during any period in which the exchange notes are rated investment grade by Standard & Poor’s or Moody’s. The covenants restrict, among other things, our ability to pay dividends, incur indebtedness and enter into certain other transactions. We cannot assure you that the exchange notes will ever be rated investment grade, or that if they are rated investment grade, the exchange notes will maintain such ratings. However, suspension of these covenants would allow us to engage in transactions that would not be permitted while these covenants were in force and any such actions that we take while these covenants are not in force will be permitted even if the exchange notes are subsequently downgraded below investment grade. See “Description of the Exchange Notes — Suspended Covenants.”

We may be unable to purchase the exchange notes upon a change of control.

Upon a change of control, we may be required to offer to purchase all of the exchange notes then outstanding for cash at 101% of the principal amount thereof plus accrued and unpaid interest. If a change of control were to occur, we may not have sufficient funds to pay the change of control purchase price and we may be required to secure third-party financing to do so. However, we may not be able to obtain such financing on commercially reasonable terms, on terms acceptable to us or at all. Our future indebtedness may also contain restrictions on our ability to repurchase the exchange notes upon certain events, including transactions that could constitute a change of control under the indenture. Our failure to repurchase the exchange notes upon a change of control would constitute an event of default under the indenture and would have a material adverse effect on our financial condition.

The change of control provision in the indenture may not protect you in the event we consummate a highly leveraged transaction, reorganization, restructuring, merger or other similar transaction, unless such transaction constitutes a change of control under the indenture. Such a transaction may not involve a change in voting power or beneficial ownership or, even if it does, may not involve a change of the magnitude required under the definition of change of control triggering event in the indenture to trigger our obligation to repurchase the exchange notes. Except as described above, the indenture does not contain provisions that permit the holders of the exchange notes to require us to repurchase or redeem the exchange notes in an event of a takeover, recapitalization or similar transaction.

If the subsidiary guarantees were deemed fraudulent conveyances, a court might subordinate or void them.

Under federal bankruptcy law and comparable provisions of state fraudulent transfer laws, the guarantees of the exchange notes by our subsidiaries could be voided, or claims in respect of the guarantees could be subordinated to all other indebtedness of any guarantor, if, among other things, any guarantor received less than reasonably equivalent value or fair consideration for issuing its guarantee, and, at the time thereof:

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•	was insolvent or rendered insolvent by reason of issuing its guarantee;
•	was engaged or about to engage in a business or a transaction for which its remaining assets available to carry on its business constituted unreasonably small capital; or
•	intended to incur, or believed that it would incur, debts beyond its ability to pay the debts as they mature;

In addition, any payment by us or any guarantor could be voided and required to be returned to us or such guarantor, or to a fund for the benefit of its creditors or the exchange notes or the applicable guarantee could be subordinated to our other indebtedness or such other indebtedness of any guarantor.

The measures of insolvency for the purposes of fraudulent transfer laws vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, an entity would be considered insolvent if, at the time it incurred the indebtedness:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of its assets;
•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

We cannot be sure as to what standard a court would apply in making these determinations or that a court would reach the same conclusions with regard to these issues. Regardless of the standard that the court uses, we cannot be sure that the issuance of any of the guarantees would not be voided or that the any guarantee would not be subordinated to other indebtedness of the guarantors.

Your ability to transfer the exchange notes may be limited by the absence of an active trading market.

We do not intend to apply for listing or quotation of the exchange notes on any securities exchange or stock market. The outstanding notes are currently eligible for trading in the Private Offerings, Resales and Trading through Automated Linkages (PORTALSM) market. Following commencement of the exchange offer but prior to its completion, the outstanding notes may continue to be traded in the PORTALSM market. Following completion of the exchange offer, the exchange notes will not be eligible for PORTALSM trading. The liquidity of any market for the exchange notes will depend on a number of factors, including:

•	the number of holders of exchange notes;
•	our operating performance and financial condition;
•	our ability to complete the offer to exchange the outstanding notes for the exchange notes;
•	the market for similar securities;
•	the interest of securities dealers in making a market in the exchange notes; and

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•	prevailing interest rates.

Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of these securities. We cannot assure you that the market for the exchange notes will be free from similar disruptions.

Our general partner will not have any liability for the exchange notes.

The indenture governing the exchange notes provides that our general partner will have no liability for our obligations under the exchange notes. Accordingly, if we and the subsidiary guarantors are unable to make payments on the exchange notes, you will not be able to recover against our general partner.

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USE OF PROCEEDS

The exchange offer is intended to satisfy our obligations under the registration rights agreements. We will not receive any cash proceeds from the issuance of the exchange notes in the exchange offer. In consideration for issuing the exchange notes as contemplated by this prospectus, we will receive outstanding notes in a like principal amount. The form and terms of the exchange notes are identical in all respects to the form and terms of the outstanding notes, except the exchange notes do not include certain transfer restrictions, registration rights or provisions for additional interest. Outstanding notes surrendered in exchange for the exchange notes will be retired and cancelled and will not be reissued. Accordingly, the issuance of the exchange notes will not result in any change in our outstanding indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES

The table below sets forth the ratios of earnings to fixed charges for us for the periods indicated.

	Year ended December 31,					Three months ended March 31,

	2001	2002	2003	2004	2005	2006

Ratio of earnings to fixed charges	36.8	18.0	29.3	8.1	2.7	2.5

For purposes of computing the ratio of earnings to fixed charges, “earnings” is the aggregate of the following items:

•	pre-tax income or loss from continuing operations before adjustment for minority interests in consolidated subsidiaries or income or loss from equity investees;
•	plus fixed charges.

The term “fixed charges” means the sum of the following:

•

interest expense and capitalized, including amortization of premiums, discounts and capitalized expenses related to indebtedness (excluding write-off of capitalized expenses related to indebtedness); and

•	an estimate of the interest within rental expense.

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EXCHANGE OFFER

We sold the outstanding notes on December 20, 2005 pursuant to the purchase agreement dated as of December 15, 2005, by and among us, Atlas Pipeline Finance and the initial purchasers named therein and on May 12, 2006 pursuant to the purchase agreement dated as of May 4, 2006, by and among us, Atlas Pipeline Finance and the initial purchaser named therein. The outstanding notes were subsequently offered by the initial purchasers to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons pursuant to Regulation S under the Securities Act.

Purpose of the Exchange Offer

We sold the outstanding notes in transactions that were exempt from or not subject to the registration requirements under the Securities Act. Accordingly, the outstanding notes are subject to transfer restrictions. In general, you may not offer or sell the outstanding notes unless either they are registered under the Securities Act or the offer or sale is exempt from or not subject to registration under the Securities Act and applicable state securities laws.

In connection with each sale of the outstanding notes, we entered into a registration rights agreement with the initial purchasers of the outstanding notes. We are offering the exchange notes under this prospectus in an exchange offer for the outstanding notes to satisfy our obligations under the registration rights agreements. During the exchange offer period, we will exchange the exchange notes for all outstanding notes properly surrendered and not withdrawn before the expiration date. We have registered the exchange notes; the transfer restrictions, registration rights and provisions for additional interest relating to the outstanding notes will not apply to the exchange notes.

Resale of Exchange Notes

Based on no-action letters of the SEC staff issued to third parties, we believe that exchange notes may be offered for resale, resold and otherwise transferred by you without further compliance with the registration and prospectus delivery provisions of the Securities Act if:

•	you are not an “affiliate” of us or Atlas Pipeline Finance within the meaning of Rule 405 under the Securities Act;
•	such exchange notes are acquired in the ordinary course of your business; and
•	you do not intend to participate in a distribution of the exchange notes.

The SEC, however, has not considered the exchange offer for the exchange notes in the context of a no-action letter, and the SEC may not make a similar determination as in the no-action letters issued to these third parties.

If you tender in the exchange offer with the intention of participating in any manner in a distribution of the exchange notes, you

•	cannot rely on such interpretations by the SEC staff; and
•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

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Unless an exemption from registration is otherwise available, any securityholder intending to distribute exchange notes should be covered by an effective registration statement under the Securities Act. The registration statement should contain the selling securityholder’s information required by Item 507 of Regulation S-K under the Securities Act.

This prospectus may be used for an offer to resell, resale or other transfer of exchange notes only as specifically described in this prospectus. If you are a broker-dealer, you may participate in the exchange offer only if you acquired the outstanding notes as a result of market-making activities or other trading activities. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge by way of the letter of transmittal that it will deliver this prospectus in connection with any resale of the exchange notes. Please read the section captioned “Plan of Distribution” for more details regarding the transfer of exchange notes.

Terms of the Exchange Offer

Subject to the terms and conditions described in this prospectus and in the letter of transmittal, we will accept for exchange any outstanding notes properly tendered and not withdrawn before 5:00 p.m., New York City time, on the expiration date of the exchange offer. We will issue exchange notes in principal amount equal to the principal amount of outstanding notes surrendered in the exchange offer. Outstanding notes may be tendered only for exchange notes and only in denominations of $1,000 and integral multiples of $1,000.

The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered in the exchange offer.

As of the date of this prospectus, $285,000,000 in aggregate principal amount of 8-1/8% Senior Notes due 2015 are outstanding. This prospectus is being sent to DTC, the sole registered holder of the outstanding notes, and to all persons that we can identify as beneficial owners of the outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer.

We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreements, the applicable requirements of the Securities Act and the Securities Exchange Act of 1934 and the rules and regulations of the SEC. Outstanding notes whose holders do not tender for exchange in the exchange offer will remain outstanding and continue to accrue interest. These outstanding notes will be entitled to the rights and benefits such holders have under the indenture relating to the outstanding notes and the registration rights agreements.

We will be deemed to have accepted for exchange properly tendered outstanding notes when we have given oral or written notice of the acceptance to the exchange agent and complied with the applicable provisions of the registration rights agreements. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us.

If you tender outstanding notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. Please read “—Fees and Expenses” for more details regarding fees and expenses we will incur in connection with the exchange offer.

We will return any outstanding notes that we do not accept for exchange for any reason without

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expense to their tendering holder promptly after the expiration or termination of the exchange offer.

Expiration Date

The exchange offer will expire at 5:00 p.m., New York City time, on August 17, 2006, unless, in our sole discretion, we extend it.

Extensions, Delays in Acceptance, Termination or Amendment

We expressly reserve the right, at any time or various times, to extend the period of time during which the exchange offer is open. We may delay acceptance of any outstanding notes by giving oral or written notice of such extension to their holders at any time until the exchange offer expires or terminates. During any such extensions, all outstanding notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange.

To extend the exchange offer, we will notify the exchange agent orally or in writing of any extension. We will notify the registered holders of outstanding notes of the extension no later than 9:00 a.m. New York City time on the business day after the previously scheduled expiration date.

If any of the conditions described below under “—Conditions to the Exchange Offer” have not been satisfied, we reserve the right, in our sole discretion

•	to delay accepting for exchange any outstanding notes,
•	to extend the exchange offer, or
•	to terminate the exchange offer,

by giving oral or written notice of such delay, extension or termination to the exchange agent, subject to the terms of the registration rights agreements. We also reserve the right to amend the terms of the exchange offer in any manner.

Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice to holders of the outstanding notes. If we amend the exchange offer in a manner that we consider a material change, we will promptly disclose the amendment by means of a prospectus supplement. The prospectus supplement will be distributed to holders of the outstanding notes. If an amendment constitutes a material change to the exchange offer, including the waiver of a material condition, we will extend the exchange offer, if necessary, to remain open for at least five business days after the date of the amendment. In the event of any increase or decrease in the price of the outstanding notes or in the percentage of outstanding notes being sought by us, we will extend the exchange offer to remain open for at least 10 business days after the date we provide notice of such increase or decrease to the registered holders of outstanding notes.

Conditions to the Exchange Offer

We will not be required to accept for exchange, or exchange any exchange notes for, any outstanding notes if the exchange offer, or the making of any exchange by a holder of outstanding notes, would violate applicable law or any applicable interpretation of the staff of the SEC. Similarly, we may terminate the exchange offer as provided in this prospectus before accepting outstanding notes for

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exchange in the event of such a potential violation.

We will not be obligated to accept for exchange the outstanding notes of any holder that has not made to us the representations described under “—Procedures for Tendering” and “Plan of Distribution” and such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to allow us to use the form of registration statement of which this prospectus constitutes a part to register the exchange notes under the Securities Act.

Additionally, we will not accept for exchange any outstanding notes tendered, and will not issue exchange notes in exchange for any such outstanding notes, if at such time any stop order has been threatened or is in effect with respect to the exchange offer registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939.

We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions to the exchange offer specified above. We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the outstanding notes as promptly as practicable.

These conditions are for our sole benefit, and we may assert them or waive them in whole or in part at any time or at various times before the expiration of the exchange offer in our sole discretion. If we fail at any time to exercise any of these rights, this failure will not mean that we have waived our rights. Each such right will be deemed an ongoing right that we may assert at any time or at various times before the expiration of the exchange offer.

Procedures for Tendering

To participate in the exchange offer, you must properly tender your outstanding notes to the exchange agent as described below. We will only issue exchange notes in exchange for outstanding notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the outstanding notes, and you should follow carefully the instructions on how to tender your outstanding notes. It is your responsibility to properly tender your outstanding notes. We have the right to waive any defects. However, we are not required to waive defects, and neither we, nor the exchange agent, is required to notify you of defects in your tender.

If you have any questions or need help in exchanging your outstanding notes, please call the exchange agent whose address and phone number are described in the letter of transmittal included as Annex A to this prospectus.

We issued all of the outstanding notes in book-entry form, and all of the outstanding notes are currently represented by global certificates registered in the name of Cede & Co., the nominee of The Depository Trust Company, or DTC. We have confirmed with DTC that the outstanding notes may be tendered using its Automated Tender Offer Procedures, or ATOP, System. The exchange agent will establish an account with DTC for purposes of the exchange offer promptly after the commencement of the exchange offer, and DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer their outstanding notes to the exchange agent using the ATOP procedures. In connection with the transfer, DTC will send an “agent’s message” to the exchange agent. The agent’s message will state that DTC has received instructions from the participant to tender outstanding notes and that the participant agrees to be bound by the terms of the letter of transmittal.

By using the ATOP procedures to exchange outstanding notes, you will not be required to deliver

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a letter of transmittal to the exchange agent. However, you will be bound by its terms just as if you had signed it.

There is no procedure for guaranteed late delivery of the outstanding notes.

Determinations under the exchange offer. We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered outstanding notes and withdrawal of tendered outstanding notes. Our determination will be final and binding. We reserve the absolute right to reject any outstanding notes not properly tendered or any outstanding notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defect, irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of outstanding notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of outstanding notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of outstanding notes will not be deemed made until such defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder as soon as practicable following the expiration date of the exchange.

When we will issue exchange notes. In all cases, we will issue exchange notes for outstanding notes that we have accepted for exchange under the exchange offer only after the exchange agent receives, before 5:00 p.m., New York City time, on the expiration date,

•	a book-entry confirmation of such outstanding notes into the exchange agent’s account at DTC; and
•	a properly transmitted agent’s message.

Return of outstanding notes not accepted or exchanged. If we do not accept any tendered outstanding notes for exchange or if outstanding notes are submitted for a greater principal amount than the holder desires to exchange, we will return the unaccepted or non-exchanged outstanding notes without charge to their tendering holder. Such non-exchanged outstanding notes will be credited to an account maintained with DTC. These actions will occur as promptly as practicable after the expiration or termination of the exchange offer.

Your representations to us. By agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

•	any exchange notes that you receive will be acquired in the ordinary course of your business;
•	you have no arrangement or understanding with any person or entity to participate in the distribution of the exchange notes;
•	you are not engaged in and do not intend to engage in the distribution of the exchange notes;
•	if you are a broker-dealer that will receive exchange notes for your own account in

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exchange for outstanding notes, you acquired those outstanding notes as a result of market-making activities or other trading activities and you will deliver this prospectus, as required by law, in connection with any resale of the exchange notes; and

•	you are not an “affiliate,” as defined in Rule 405 under the Securities Act, of us or Atlas Pipeline Finance.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, you may withdraw your tender at any time before 5:00 p.m., New York City time, on the expiration date of the exchange offer. For a withdrawal to be effective you must comply with the appropriate ATOP procedures. Any notice of withdrawal must specify the name and number of the account at DTC to be credited with withdrawn outstanding notes and otherwise comply with the ATOP procedures.

We will determine all questions as to the validity, form, eligibility and time of receipt of a notice of withdrawal. Our determination shall be final and binding on all parties. We will deem any outstanding notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be credited to an account maintained with DTC for the outstanding notes. This return or crediting will take place as soon as practicable after withdrawal, rejection of tender, expiration or termination of the exchange offer. You may retender properly withdrawn outstanding notes by following the procedures described under “—Procedures for Tendering” above at any time on or before the expiration date of the exchange offer.

Fees and Expenses

We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitation by telephone or in person by our officers and regular employees and those of our affiliates.

We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

We will pay the cash expenses to be incurred in connection with the exchange offer. They include:

•	SEC registration fees;
•	fees and expenses of the exchange agent and trustee;
•	accounting and legal fees and printing costs; and
•	related fees and expenses.

Transfer Taxes

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We will pay all transfer taxes, if any, applicable to the exchange of outstanding notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if a transfer tax is imposed for any reason other than the exchange of outstanding notes under the exchange offer.

Consequences of Failure to Exchange

If you do not exchange your outstanding notes for exchange notes under the exchange offer, the outstanding notes you hold will continue to be subject to the existing restrictions on transfer. In general, you may not offer or sell the outstanding notes except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not intend to register outstanding notes under the Securities Act unless the registration rights agreements require us to do so.

Accounting Treatment

We will record the exchange notes in our accounting records at the same carrying value as the outstanding notes. This carrying value is the aggregate principal amount of the outstanding notes, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer.

Other

Participation in the exchange offer is voluntary, and you should consider carefully whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding notes.

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CONFLICTS OF INTEREST

General

Conflicts of interest exist and may arise in the future as a result of the relationships between our general partner and Atlas America and its affiliates, on the one hand, and us, on the other hand. The managing board members and officers of our general partner have fiduciary duties to manage our general partner in a manner beneficial to Atlas America and its affiliates as members. At the same time, our general partner has a fiduciary duty to manage us in a manner beneficial to us.

Our partnership agreement contains provisions that allow our general partner to take into account the interests of parties in addition to ours in resolving conflicts of interest. In effect, these provisions limit our general partner’s fiduciary duty to the unitholders. The partnership agreement also restricts the remedies available to unitholders for actions taken that might, without those limitations, constitute breaches of fiduciary duty.

Whenever a conflict arises between our general partner or its affiliates, on the one hand, and us or any partner, on the other, our general partner has the responsibility to resolve that conflict. A conflicts committee of our general partner’s managing board will, at the request of our general partner, review conflicts of interest. The conflicts committee consists of the independent managing board members, currently Messrs. Bradley, Clifford and Rudolph and Ms. Jackson. Our general partner will not be in breach of its obligations under the partnership agreement or its duties to us or our unitholders if the resolution of the conflict is considered to be fair and reasonable to us. Any resolution is considered to be fair and reasonable to us if that resolution is:

•	approved by the conflicts committee, although no party is obligated to seek approval and our general partner may adopt a resolution or course of action that has not received approval;
•	on terms no less favorable to us than those generally being provided to or available from unrelated third parties; or
•	fair to us, taking into account the totality of the relationships between the parties involved, including other transactions that may be particularly favorable or advantageous to us.

In resolving a conflict, our general partner may, unless the resolution is specifically provided for in the partnership agreement, consider:

•	the relative interest of the parties involved in the conflict or affected by the action;
•	any customary or accepted industry practices or historical dealings with a particular person or entity; and
•	generally accepted accounting practices or principles and other factors as it considers relevant, if applicable.

Conflicts of interest could arise in the situations described below, among others:

We do not have any employees and rely on the employees of our general partner and its affiliates.

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We do not have any officers or employees and rely solely on officers and employees of our general partner and its affiliates. Affiliates of our general partner conduct business and activities of their own in which we have no economic interest. If these separate activities are significantly greater than our activities, there could be material competition between us, our general partner and affiliates of our general partner for the time and effort of the officers and employees who provide services to our general partner. The officers of our general partner who provide services to us are not required to work full time on our affairs. These officers may devote significant time to the affairs of our general partner’s affiliates and be compensated by these affiliates for the services rendered to them. There may be significant conflicts between us and affiliates of our general partner regarding the availability of these officers to manage us.

We must reimburse our general partner and its affiliates for expenses.

We must reimburse our general partner and its affiliates for costs incurred in managing and operating us, including costs incurred in rendering corporate staff and support services properly allocable to us.

Our general partner intends to limit its liability regarding our obligations.

Our general partner intends to limit its liability under contractual arrangements so that the other party has recourse only as to all or particular assets of ours and not against our general partner or its assets. Our partnership agreement provides that any action taken by our general partner to limit our or its liability is not a breach of our general partner’s fiduciary duties, even if we could have obtained more favorable terms without the limitation on liability.

Determinations by our general partner may affect its obligations and the obligations of Atlas America.

We have agreements with Atlas America regarding, among other things, transporting natural gas from wells controlled by it and its affiliates, construction of expansions to our gathering systems, financing that construction and identification of other gathering systems for acquisition. Determinations made by our general partner will significantly affect the obligations of Atlas America under these agreements. For example, a determination not to acquire a gathering system identified by Atlas America could result in the acquisition of that system by Atlas America.

Contracts between us, on the one hand, and our general partner and Atlas America and its affiliates, on the other, will not be the result of arm’s-length negotiations.

Our partnership agreement allows our general partner to pay itself or its affiliates for any services rendered, provided these services are on terms fair and reasonable to us. Our general partner may also enter into additional contractual arrangements with any of its affiliates on our behalf. Neither our partnership agreement nor any of the other agreements, contracts and arrangements between us, on the one hand, and our general partner and its affiliates on the other, are or will be the result of arm’s length negotiations.

We may not retain separate counsel or other professionals.

Attorneys, independent public accountants and others who perform services for us are selected by our general partner or the conflicts committee and may also perform services for our general partner and Atlas America and its affiliates. We may retain separate counsel in the event of a conflict of interest

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arising between our general partner and its affiliates, on the one hand, and us or the holders of common units, on the other, depending on the nature of that conflict. We do not intend to do so in most cases.

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DESCRIPTION OF OTHER INDEBTEDNESS

Credit Facility

We have a $225.0 million revolving credit facility with a syndicate of banks which matures June 2011. The credit facility bears interest, at our option, at either (i) adjusted LIBOR plus the applicable margin, as defined, or (ii) the higher of the federal funds rate plus 0.5% or the Wachovia Bank prime rate (each plus the applicable margin). As of March 31, 2006, we had no amounts outstanding under the credit facility. Up to $50.0 million of the credit facility may be utilized for letters of credit, of which $11.1 million was outstanding at March 31, 2006. These outstanding letter of credit amounts were not reflected as borrowings on our consolidated balance sheet. Borrowings under the credit facility are secured by a lien on and security interest in all of our property and that of our subsidiaries, and by the guaranty of each of our wholly-owned subsidiaries.

The credit facility defines EBITDA to include pro forma adjustments, acceptable to Wachovia Bank as administrator of the facility, following material acquisitions. The credit facility requires us to maintain a ratio of senior secured debt to credit facility EBITDA of not more than 4.0 to 1.0, increasing to 4.5 to 1.0 for up to three quarters after an acquisition of assets; a funded debt to credit facility EBITDA ratio of not more than 5.25 to 1.0, increasing to 5.75 to 1.0 for up to three quarters after an acquisition of assets; and an interest coverage ratio of not less than 3.0 to 1.0. In addition, we are required to prepay principal to the extent our ratio of senior secured debt to credit facility EBITDA exceeds 4.0 to 1.0. As of March 31, 2006, our ratio of senior secured debt to EBITDA was 0.9 to 1.0, our funded debt ratio was 3.8 to 1.0 and our interest coverage ratio was 4.2 to 1.0.

The credit facility contains covenants customary for loans of this size, including restrictions on incurring additional debt and making material acquisitions, and a prohibition on paying distributions to our unitholders if an event of default occurs. We were in compliance with these covenants as of March 31, 2006. The events which constitute an event of default are also customary for loans of this size, including payment defaults, breaches of our representations or covenants contained in the credit agreement, adverse judgments against us in excess of a specified amount, and a change of control of our general partner.

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DESCRIPTION OF EXCHANGE NOTES

You can find the definitions of certain capitalized terms in this description under the subheading “— Definitions.” In this description, the word “Issuers” refers to Atlas Pipeline Partners, L.P. and Atlas Pipeline Finance Corporation and not to any of their subsidiaries, any reference to the “Company” refers only to Atlas Pipeline Partners, L.P. and not to any of its subsidiaries and any reference to “Finance Co.” refers to Atlas Pipeline Finance Corporation. Also, in this description, the word “notes” refers to the exchange notes.

The Issuers will issue the exchange notes under the Indenture dated December 20, 2005 (the “Indenture”) among the Issuers, the Subsidiary Guarantors and Wachovia Bank, National Association, as trustee (the “Trustee”). The terms of the notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the “Trust Indenture Act”). The terms of the exchange notes are identical in all material respects to the respective terms of the outstanding notes except the exchange notes do not include certain transfer restrictions, registration rights or provisions for additional interest.

The following description is a summary of the material provisions of the Indenture. We urge you to read the Indenture because it, and not this description, defines your rights as a holder of the exchange notes. Copies of the Indenture are available upon request from the Company and are also filed as exhibits to the registration statement of which this prospectus forms a part.

If the exchange offer is consummated, holders who do not exchange their outstanding notes for exchange notes will vote together with the holders of the exchange notes for all relevant purposes under the Indenture. In that regard, the Indenture requires that certain actions by the holders under the Indenture (including acceleration after an Event of Default) must be taken, and certain rights must be exercised, by specified minimum percentages of the aggregate principal amount of all outstanding notes issued under the Indenture. In determining whether holders of the requisite percentage in principal amount have given any notice, consent or waiver or taken any other action permitted under the Indenture, any notes that remain outstanding after the exchange offer will be aggregated with the exchange notes, and the holders of these notes and exchange notes will vote together as a single series for all such purposes. Accordingly, all references in this section to specified percentages in aggregate principal amount of the outstanding notes mean, at any time after the exchange offer for the notes is consummated, such percentage in aggregate principal amount of such notes and the exchange notes then outstanding.

Brief Description of the Notes and the Guarantees

The notes

The notes:

•	are general unsecured, senior obligations of the Issuers;
•

rank equally in right of payment to any existing and future unsecured senior obligations of either of the Issuers, but are effectively subordinated to all present and future secured obligations of either of the Issuers to the extent of the value of the collateral securing such obligations;

•	rank senior in right of payment to any existing and future obligations of either Issuer that are, by their terms, subordinated to the notes;

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•	are effectively subordinated to all existing and future obligations of the Company’s Subsidiaries that do not guarantee the notes; and
•	are unconditionally guaranteed on a senior, unsecured basis by the Subsidiary Guarantors.

The guarantees

Initially, the notes are guaranteed by our operating company, Atlas Pipeline Operating Partnership, L.P., which we refer to as the “Operating Company” in this description, and by all of our other existing subsidiaries (except Finance Co.).

Each Guarantee of a Subsidiary Guarantor of these notes:

•	is a general unsecured, senior obligation of that Subsidiary Guarantor;
•

ranks equally in right of payment to any future unsecured senior obligations of the Subsidiary Guarantor, but is effectively subordinated to all present and future secured obligations of the Subsidiary Guarantor to the extent of the value of the collateral securing such obligations; and

•	ranks senior in right of payment to any existing and future obligations of that Subsidiary Guarantor that are, by their terms, subordinated to its Guarantee.

As a result of the effective subordination described above, in the event of a bankruptcy, liquidation or reorganization of either Issuer, holders of these notes may recover less ratably than secured creditors of the Issuers and the Subsidiary Guarantors and all creditors of the Company’s Subsidiaries that are not Subsidiary Guarantors.

All of our Subsidiaries (except Finance Co.) are Subsidiary Guarantors and “Restricted Subsidiaries.” Certain Subsidiaries in the future may not be Subsidiary Guarantors. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor subsidiaries, the non-guarantor subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us. Also, under the circumstances described below under the subheading “— Covenants —Designation of restricted and unrestricted subsidiaries,” we will be permitted to designate certain of our Subsidiaries as “Unrestricted Subsidiaries.” Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the Indenture. Unrestricted Subsidiaries will not guarantee the notes.

Principal, Maturity and Interest

The outstanding notes are, and the exchange notes (plus any outstanding notes not exchanged in this exchange offer) will be in the aggregate principal amount of $285.0 million. The notes will mature on December 15, 2015. Subject to compliance with the covenant described below under “— Incurrence of indebtedness and issuance of disqualified equity,” we may issue additional notes from time to time under the Indenture. The notes and any additional notes subsequently issued under the Indenture, together with any exchange notes, will be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The Issuers will issue notes in denominations of $1,000 and integral multiples of $1,000.

Interest on the notes accrues at the rate of 8-1/8% per annum and will be payable semi-annually in arrears on June 15 and December 15, commencing on December 15, 2006. The Issuers will make each interest payment to the holders of record of these notes on the immediately preceding June 1 and December 1.

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Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

If a holder has given wire transfer instructions to the Issuers, the Issuers will make all payments of principal of, premium, if any, and interest on the notes in accordance with those instructions. All other payments on these notes will be made at the office or agency of the Paying Agent within the City and State of New York, unless the Issuers elect to make interest payments by check mailed to the holders at their address set forth in the register of holders.

Paying Agent and Registrar for the Notes

The Trustee is the paying agent (the “Paying Agent”) and registrar (the “Registrar”) for the exchange notes. The Issuers may change the Paying Agent or Registrar without prior notice to the holders of the notes, and the Issuers or any of their Subsidiaries may act as Paying Agent or Registrar other than in connection with the discharge or defeasance provisions of the Indenture.

Transfer and Exchange

A holder may transfer or exchange notes in accordance with the Indenture. The Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers are not required to transfer or exchange any note selected for redemption or repurchase (except in the case of a note to be redeemed or repurchased in part, the portion not to be redeemed or repurchased). Also, the Issuers are not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed or between a record date and the next succeeding interest payment date.

The registered holder of a note will be treated as the owner of it for all purposes, and all references in this description to “holders” are to holders of record.

The Guarantees

Initially, all of our Restricted Subsidiaries will guarantee our Obligations under the notes and the Indenture. In the future, our Restricted Subsidiaries will be required to guarantee our Obligations under the notes and the Indenture in the circumstances described below under “Covenants — Additional Subsidiary Guarantees.”

The Subsidiary Guarantors will jointly and severally guarantee on a senior basis the Issuers’ Obligations under the notes. The obligations of each Subsidiary Guarantor under its Guarantee will rank equally in right of payment with other obligations of such Subsidiary Guarantor, except to the extent such other obligations are expressly subordinate to the obligations arising under the Guarantee. However, the notes will be structurally subordinated to the secured obligations of our Subsidiary Guarantors to the extent of the value of the collateral securing such obligations. The obligations of each Subsidiary Guarantor under its Guarantee will be limited as necessary to prevent that Guarantee from constituting a fraudulent conveyance under applicable law.

Not all of the Company’s Subsidiaries will Guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to the Issuer.

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A Subsidiary Guarantor may not consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person), another Person, except the Company or another Subsidiary Guarantor unless:

•	immediately after giving effect to that transaction, no Default or Event of Default exists; and
•

the Person formed by or surviving any such consolidation or merger assumes all the Obligations of that Subsidiary Guarantor pursuant to a supplemental indenture satisfactory to the Trustee, except as provided in the next paragraph.

The Guarantee of a Subsidiary Guarantor will be released:

•

in connection with any sale or other disposition of all or substantially all of the assets of that Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary, if the Company applies the Net Proceeds of that sale or other disposition in accordance with the applicable provisions of the Indenture applicable to Asset Sales; or

•

in connection with any sale or other disposition of all of the Equity Interests of a Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary, if the Company applies the Net Proceeds of that sale in accordance with the applicable provisions of the Indenture applicable to Asset Sales; or

•	if the Company designates any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the Indenture; or
•

upon Legal Defeasance as described below under the caption “— Legal defeasance and covenant defeasance” or upon satisfaction and discharge of the Indenture as described below under the caption “— Satisfaction and discharge.”

Optional Redemption

Schedule of redemption prices

Except as described below, the notes are not redeemable until December 15, 2010. On and after such date, the Issuers may redeem all or, from time to time, a part of the notes upon not less than 30 nor more than 60 days’ notice, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest on the notes, if any, to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period beginning on December 15 of the years indicated below:

Year	Percentage

2010	104.0625%
2011	102.7083%
2012	101.3542%
2013 and thereafter	100.0000%

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Make whole

In addition, before December 15, 2010, the Issuers may redeem all or, from time to time, a part of the notes upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to:

•

100% of the aggregate principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or before the redemption date), plus

•	the Make Whole Amount.

“Make whole amount” means, with respect to any note at any redemption date, the greater of (A) 1.0% and (B) the excess, if any, of (1) an amount equal to the present value of (a) the redemption price of such note at December 15, 2010 plus (b) the remaining scheduled interest payments on the notes to be redeemed (subject to the right of holders on the relevant record date to receive interest due on the relevant interest payment date) to December 15, 2010 (other than interest accrued to the redemption date), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (2) the aggregate principal amount of the notes to be redeemed.

“Treasury Rate” means, at the time of computation, the yield to maturity of United States Treasury Securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two business days before the redemption date or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the period from the redemption date to December 15, 2010; provided, however, that if such period is not equal to the constant maturity of a United States Treasury Security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury Securities for which such yields are given, except that if the period from the redemption date to December 15, 2010 is less than one year, the weekly average yield on actually traded United States Treasury Securities adjusted to a constant maturity of one year shall be used.

The Treasury Rate shall be calculated on the third business day preceding the redemption date. Any weekly average yields calculated by interpolation will be rounded to the nearest 1/100th of 1%, with any figure of 1/200th of 1% or above being rounded upward.

Equity offerings

Before December 15, 2008, the Issuers may on any one or more occasions redeem in the aggregate up to 35% of the aggregate principal amount of notes issued under the indenture with the net cash proceeds of one or more Equity Offerings at a redemption price equal to 108.125% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on a record date to receive interest due on the relevant interest payment date); provided that

•	at least 65% of the aggregate principal amount of notes issued under the indenture remains outstanding after each such redemption; and
•	any redemption occurs within 90 days after the closing of such Equity Offering (without regard to any over-allotment option).

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Selection and notice

If less than all of the notes are to be redeemed at any time, the Trustee will select notes for redemption as follows:

•	if the notes are listed, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or
•	if the notes are not so listed or there are no such requirements, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

No notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. Notice of any redemption may not be conditional.

If any note is to be redeemed in part only, the notice of redemption that relates to that note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder thereof upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption unless the Issuers default in making such redemption payment.

Repurchase at the Option of Holders

Change of control

If a Change of Control occurs, each holder of notes will have the right to require the Issuers to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that holder’s notes pursuant to the Change of Control Offer. In the Change of Control Offer, the Issuers will offer a change of control payment (the “Change of Control Payment”) in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest thereon, if any, to the date of purchase (the “Change of Control Payment Date”), subject to the rights of any holder in whose name a note is registered on a record date occurring before the Change of Control Payment Date to receive interest on an interest payment date that is on or before such Change of Control Payment Date. Within 30 days following any Change of Control, the Issuers will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering (the “Change of Control Offer”) to repurchase notes on the Change of Control Payment Date specified in such notice, pursuant to the procedures required by the Indenture and described in such notice. The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under the Change of Control provisions of the Indenture by virtue of such conflict.

On the Change of Control Payment Date, the Issuers will, to the extent lawful:

•	accept for payment all notes or portions thereof properly tendered pursuant to the Change of Control Offer;

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•	deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all notes or portions thereof so tendered; and
•

deliver or cause to be delivered to the Trustee the notes so accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions thereof being purchased by the Issuers.

The Paying Agent will promptly mail to each holder of notes so tendered the Change of Control Payment for such notes (or, if all the notes are then in global form, make such payment through the facilities of DTC), and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each such new note will be in a principal amount of $1,000 or an integral multiple thereof. The Issuers will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The provisions described above that require the Issuers to make a Change of Control Offer following a Change of Control will be applicable regardless of whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holder of the notes to require that the Issuers repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

The Credit Agreement provides that certain change of control events with respect to the Company would constitute a default under the agreements governing such Indebtedness. Any future credit agreements or other agreements relating to Indebtedness to which the Company becomes a party may contain similar restrictions and provisions. Moreover, the exercise by the holders of their right to require the Issuers to repurchase the notes could cause a default under such Indebtedness, even if the Change of Control does not, due to the financial effect of such a repurchase on the Company. If a Change of Control occurs at a time when the Company is prohibited from purchasing notes, the Company could seek the consent of the lenders of the borrowings containing such prohibition to the purchase of notes or could attempt to refinance such borrowings. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing notes. In such case, the Company’s failure to purchase tendered notes would constitute an Event of Default under the Indenture which would, in turn, in all likelihood constitute a default under such borrowings. Finally, the Issuers’ ability to pay cash to the holders upon a repurchase may be limited by the Company’s then existing financial resources. We cannot assure you that sufficient funds will be available when necessary to make any required repurchases.

Notwithstanding the preceding paragraphs of this covenant, the Issuers will not be required to make a Change of Control Offer upon a Change of Control and a holder will not have the right to require the Issuers to repurchase any notes pursuant to a Change of Control Offer if (i) a third party makes an offer to purchase the notes in the manner, at the times and otherwise in substantial compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer and purchases all notes validly tendered and not withdrawn under such purchase offer or (ii) an irrevocable notice of redemption to purchase all outstanding notes at a purchase price equal to at least 101% of the aggregate principal amount of such notes has been given pursuant to “— Optional Redemption” above, unless and until the Issuers have defaulted in the payment of the applicable redemption price.

A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon the occurrence of such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer. Notes repurchased by the Issuers pursuant to a Change of Control Offer will have the status of notes issued but not outstanding or will be retired and

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cancelled, at either of the Issuers’ option. Notes purchased by a third party pursuant to the preceding paragraph will have the status of notes issued and outstanding.

Notwithstanding the foregoing, the Issuers shall not be required to make a Change of Control Offer, as provided above, if, in connection with or in contemplation of any Change of Control, they have made an offer to purchase (an “Alternate Offer”) any and all Notes validly tendered at a cash price equal to or higher than the Change of Control Payment and have purchased all Notes properly tendered in accordance with the terms of such Alternate Offer.

The definition of Change of Control includes a phrase relating to the sale, transfer, lease, conveyance or other disposition of “all or substantially all” of the assets of the Company and its Restricted Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Company to repurchase such notes as a result of a sale, transfer, lease, conveyance or other disposition of less than all of the assets of the Company and its Restricted Subsidiaries taken as a whole to another Person or group may be uncertain.

Asset sales

The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

•

the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

•

such fair market value is determined in good faith by (a) an executive officer of the General Partner if the value is less than $20.0 million, as evidenced by an officers’ certificate delivered to the Trustee or (b) the Board of Directors of the General Partner if the value is $20.0 million or more, as evidenced by a resolution of such Board of Directors of the General Partner; and

•

except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following shall be deemed to be cash:

•

any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability; and

•

any securities, notes or other Obligations received by the Company or any such Restricted Subsidiary from such transferee that are within 180 days after the Asset Sale converted by such Issuer or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion).

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Within 360 days after the receipt of any Net Proceeds from an Asset Sale (or within 90 days after such 360-day period in the event the Company enters into a binding commitment with respect to such application), the Company or a Restricted Subsidiary may apply such Net Proceeds at its option:

•	to repay secured Indebtedness of the Company and/or its Restricted Subsidiaries and/or to satisfy all mandatory repayment obligations under the Credit Facilities arising by reason of such Asset Sale;
•	to make a capital expenditure in a Permitted Business;
•	to acquire other tangible assets that are used or useful in a Permitted Business; or
•

to acquire all or substantially all of the assets of a Person engaged in a Permitted Business or Equity Interests of a Person engaged in a Permitted Business so long as such Person or the Person to which such assets are transferred is a Restricted Subsidiary.

Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute “Excess Proceeds”. When the aggregate amount of Excess Proceeds exceeds $25.0 million, the Issuers will make a pro rata offer (an “Asset Sale Offer”) to all holders of notes and, at the option of the issuers, all holders of other Indebtedness that is pari passu with the notes to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds; provided that notes tendered shall be given priority over any such other Indebtedness unless such other Indebtedness contains provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets in which case the notes and such other Indebtedness will be purchased on a pro rata basis. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture, including, without limitation, the repurchase or redemption of Indebtedness of the Issuers or any Subsidiary Guarantor that is subordinated to the notes or, in the case of any Subsidiary Guarantor, the Guarantee of such Subsidiary Guarantor. If the aggregate principal amount of notes tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds allocated for repurchases of notes pursuant to the Asset Sale Offer for notes, the Trustee shall select the notes to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the Indenture by virtue of such conflict.

Covenants

Restricted payments

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The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

•

declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than distributions or dividends payable in Equity Interests of the Company (other than Disqualified Equity) and other than distributions or dividends payable to the Company or a Restricted Subsidiary);

•

purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving an Issuer) any Equity Interests of the Company, any of its Restricted Subsidiaries or the General Partner or any other equity holder of the Issuer (other than any such Equity Interests owned by the Company or any of its Restricted Subsidiaries);

•

make any principal payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Obligation or Guarantor Subordinated Obligation, except a scheduled payment of principal at the Stated Maturity thereof; or

•	make any Investment other than a Permitted Investment

(all such payments and other actions set forth above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and either:

(1)

if the Fixed Charge Coverage Ratio for the Company’s four most recent fiscal quarters for which internal financial statements are available is equal to or greater than 1.75 to 1.0, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries during the quarter in which such Restricted Payment is made, is less than the sum, without duplication, of:

(a)	Available Cash from Operating Surplus as of the end of the immediately preceding quarter for which internal financial statements are available at the time of such Restricted Payment, plus
(b)

the aggregate net cash proceeds of any (x) substantially concurrent capital contribution to the Company from any Person (other than a Restricted Subsidiary of the Company) made after the Issue Date or (y) substantially concurrent issuance and sale (other than to a Restricted Subsidiary of the Company) made after the Issue Date of Equity Interests (other than Disqualified Equity) of the Company or from the issuance or sale (other than to a Restricted Subsidiary of the Company) made after the Issue Date of convertible or exchangeable Disqualified Equity or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Disqualified Equity), plus

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(c)

to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or Cash Equivalents or otherwise liquidated or repaid for cash or Cash Equivalents, the lesser of the refund of capital or similar payment made in cash or Cash Equivalents with respect to such Restricted Investment (less the cost of such disposition, if any) and the initial amount of such Restricted Investment (other than to a Restricted Subsidiary of the Company), plus

(d)

the net reduction in Restricted Investments resulting from dividends, repayments of loans or advances, or other transfers of assets in each case to the Company or any of its Restricted Subsidiaries from any Person (including, without limitation, Unrestricted Subsidiaries) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, to the extent such amounts have not been included in Available Cash from Operating Surplus for any period commencing on or after the Issue Date (items (b), (c) and (d) being referred to as “Incremental Funds”), minus

(e)	the aggregate amount of Incremental Funds previously expended pursuant to this clause (1) or clause (2) below or to make a Permitted Business Investment; or
(2)

if the Fixed Charge Coverage Ratio for the Company’s four most recent fiscal quarters for which internal financial statements are available is less than 1.75 to 1.0, such Restricted Payment (it being understood that the only Restricted Payments permitted to be made pursuant to this clause (2) are distributions on common units of the Company, plus the related distribution on the general partner interest), together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries during the quarter in which such Restricted Payment is made is less than the sum, without duplication, of:

(a)

$50.0 million less the aggregate amount of all Restricted Payments made by the Company and its Restricted Subsidiaries pursuant to this clause (2)(a) during the period beginning on the Issue Date and ending on the last day of the fiscal quarter of the Company immediately preceding the date of such Restricted Payment, plus

(b)	Incremental Funds to the extent not previously expended pursuant to this clause (2) or clause (1) above.

So long as no Default has occurred and is continuing or would be caused thereby (except with respect to clause (1) below under which the payment of a distribution or dividend is permitted), the preceding provisions will not prohibit:

(1)

the payment by the Company or any Restricted Subsidiary of any distribution or dividend or the consummation of any redemption of a Subordinated Obligation pursuant to an irrevocable notice of redemption within 60 days after the date of declaration of such dividend or distribution, or the giving of such irrevocable notice of redemption, if at said date of declaration or the date of such notice of redemption, as applicable, such payment would have complied with the provisions of the Indenture;

(2)

the redemption, repurchase, retirement, defeasance or other acquisition of subordinated Indebtedness of the Company or any Subsidiary Guarantor or of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of, a substantially concurrent (a) capital contribution to the Company from any Person (other than a Restricted Subsidiary of the Company) or (b) sale (other than to a Restricted Subsidiary

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of the Company) of Equity Interests (other than Disqualified Equity) of the Company; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded or deducted from the calculation of Available Cash from Operating Surplus and Incremental Funds and from clause 1(b) of the preceding paragraph;

(3)

the defeasance, redemption, repurchase or other acquisition of any Subordinated Obligation or Guarantor Subordinated Obligation with the net cash proceeds from an incurrence of, or in exchange for, Permitted Refinancing Indebtedness;

(4)

the payment of any distribution or dividend by a Restricted Subsidiary to the Company or to the holders of its Equity Interests (other than Disqualified Equity) on a pro rata basis and Permitted NOARK Distributions;

(5)

the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company pursuant to any management equity subscription agreement or equity option agreement or other employee benefit plan or to satisfy obligations under any Equity Interests appreciation rights or option plan or similar arrangement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $1.0 million in any calendar year;

(6)

repurchases of Equity Interests deemed to occur upon exercise of stock options, warrants or other convertible securities if such Equity Interests represent a portion of the exercise price of such options, warrants or other convertible securities;

(7)

cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible or exchangeable for Equity Interests that are not derivative securities;

(8)

in connection with an acquisition by the Company or any of its Restricted Subsidiaries, the return to the Company or any of its Restricted Subsidiaries of Equity Interests of the Company or its Restricted Subsidiaries constituting a portion of the purchase consideration in settlement of indemnification claims; and

(9)

the repurchase, redemption or other acquisition or retirement for value of any Subordinated Obligations pursuant to provisions in the documents governing such Subordinated Obligations similar to those described under the captions “Repurchase at the Option of Holders — Change of control” and “Repurchase at the Option of Holders — Asset sales”; provided that all notes tendered in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value.

In computing the amount of Restricted Payments previously made for purposes of the first paragraph of this section, Restricted Payments made under clauses (1) (but only if the declaration of such dividend or other distribution has not been counted in a prior period) and (4) of this paragraph shall be included, and Restricted Payments made under clauses (2), (3), (5), (6), (7), (8) and (9) of this paragraph shall not be included. The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant

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shall be determined, in the case of amounts under $5.0 million, by an officer of the General Partner and, in the case of amounts over $5.0 million, by the Board of Directors of the General Partner whose Board Resolution with respect thereto shall be delivered to the Trustee.

Incurrence of indebtedness and issuance of disqualified equity

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Equity and will not permit any of its Restricted Subsidiaries to issue any Disqualified Equity; provided that the Company and any Subsidiary Guarantor may incur Indebtedness (including Acquired Debt), and the Company and the Subsidiary Guarantors may issue Disqualified Equity, if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Equity is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Equity had been issued, as the case may be, at the beginning of such four-quarter period.

So long as no Default shall have occurred and be continuing or would be caused thereby, the first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1)

the incurrence by the Company and any Subsidiary Guarantor of Indebtedness under Credit Facilities and the guarantees thereof; provided that the aggregate principal amount of all Indebtedness of the Company and the Restricted Subsidiaries incurred pursuant to this clause (1) and outstanding under all Credit Facilities after giving effect to such incurrence does not exceed the greater of (a) $225.0 million or (b) 15% of the Consolidated Net Tangible Assets of the Company, in each case less the aggregate amount of all repayments of Indebtedness under any Credit Facility that have been made by the Company or any of its Restricted Subsidiaries in respect of asset sales or casualty events to the extent such repayments constitute a permanent reduction of commitments under the terms of such Credit Facility;

(2)	the incurrence by the Company and its Restricted Subsidiaries of Existing Indebtedness (other than under the Credit Agreement);
(3)

the incurrence by the Company and the Subsidiary Guarantors of Indebtedness represented by the notes issued and sold in this offering and the related Guarantees and the exchange notes and the related Guarantees issued pursuant to the Registration Rights Agreement;

(4)

the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4) not to exceed $10.0 million at any time outstanding;

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(5)

the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance, replace, defease or discharge, Indebtedness that was permitted by the Indenture to be incurred under the first paragraph of this covenant or clause (2) or (3) of this paragraph or this clause (5);

(6)	the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided that:
(a)

if the Company is the obligor on such Indebtedness and a Subsidiary Guarantor is not the obligee, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the notes, or if a Subsidiary Guarantor is the obligor on such Indebtedness and neither the Company nor another Subsidiary Guarantor is the obligee, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Guarantee of such Subsidiary Guarantor; and

(b)

(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary thereof, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7)

the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging (but not for speculative purposes) (a) foreign currency exchange rate risks of the Company or any Restricted Subsidiary, (b) interest rate risks with respect to any floating rate Indebtedness of the Company or any Restricted Subsidiary that is permitted by the terms of the Indenture to be outstanding or (c) commodities pricing risks of the Company or any Restricted Subsidiary in respect of Hydrocarbons used, produced, processed or sold by the Company or any of its Restricted Subsidiaries;

(8)

the guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or any of its Restricted Subsidiaries that was permitted to be incurred by another provision of this covenant; provided that in the event such Indebtedness that is being guaranteed is a Subordinated Obligation or a Guarantor Subordinated Obligation, then the guarantee shall be subordinated in right of payment to the notes or the Guarantee, as the case may be;

(9)

the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, payment obligations in connection with health or other types of social security benefits, unemployment or other insurance or self-insurance obligations, reclamation, statutory obligations, banks’ acceptances and bid, performance, surety and appeal bonds or other similar obligations incurred in the ordinary course of business, including guarantees and obligations respecting standby letters of credit supporting such obligations, to the extent not drawn (in each case other than an obligation for money borrowed);

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(10)

the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness or the issuance of Disqualified Equity in an aggregate principal amount at any time outstanding not to exceed $25.0 million;

(11)

the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds;

(12)

the incurrence of Indebtedness arising from agreements with the Company or any Restricted Subsidiary providing for indemnification, adjustment of purchase price, earn outs, or similar obligations, in each case, incurred or assumed in connection with the disposition or acquisition of any business, assets or a Subsidiary in accordance with the terms of the Indenture, other than guarantees of Indebtedness incurred or assumed by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; and

(13)

the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness arising out of advances on trade receivables, factoring of receivables, customer prepayments and similar transactions in the ordinary course of business and consistent with past practice.

For purposes of determining compliance with this “— Incurrence of indebtedness and issuance of disqualified equity” covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (13) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify (or later reclassify in whole or in part) such item of Indebtedness in any manner that complies with this covenant. An item of Indebtedness may be divided and classified in one or more of the types of Permitted Indebtedness. Any Indebtedness under Credit Facilities on the Issue Date shall be considered incurred under clause (1) of this covenant.

The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Equity in the form of additional shares of the same class of Disqualified Equity will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Equity for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued.

Liens

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness upon any asset now owned or hereafter acquired, except Permitted Liens, without making effective provision whereby all Obligations due under the notes and Indenture or any Guarantee, as applicable, will be secured by a Lien equally and ratably with (or before in the case of Liens with respect to Subordinated Obligations or Guarantor Subordinated Obligations, as the case may be) any and all Obligations thereby secured for so long as any such Obligations shall be so secured.

Layering indebtedness

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness that is or purports to be by its terms (or by the terms of any agreement governing

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such Indebtedness) subordinated to any other Indebtedness of the Company or of such Restricted Subsidiary, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the notes or the Guarantee of such Restricted Subsidiary, to the same extent and in the same manner as such Indebtedness is subordinated to such other Indebtedness of the Company or such Restricted Subsidiary, as the case may be.

For purposes of the foregoing, no Indebtedness will be deemed to be subordinated in right of payment to any other Indebtedness of the Company or any Restricted Subsidiary solely by virtue of being unsecured or secured by a junior priority lien or by virtue of the fact that the holders of such Indebtedness have entered into intercreditor agreements or other arrangements giving one or more of such holders priority over the other holders in the collateral held by them.

Dividend and other payment restrictions affecting subsidiaries

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)

pay dividends or make any other distributions on its Equity Interests to the Company or any of the Company’s Restricted Subsidiaries, or pay any indebtedness or other obligations owed to the Company or any of the other Restricted Subsidiaries (provided that the priority that any series of preferred stock of a Restricted Subsidiary has in receiving dividends or liquidating distributions before dividends or liquidating distributions are paid in respect of common stock of such Restricted Subsidiary shall not constitute a restriction on the ability to make dividends or distributions on Equity Interests for purposes of this covenant);

(2)	make loans or advances to or make other investments in the Company or any of the other Restricted Subsidiaries; or
(3)	transfer any of its properties or assets to the Company or any of the other Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1)

agreements as in effect on the Issue Date (including the Credit Agreement) and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of any such agreements; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such distribution, dividend and other payment restrictions and loan or investment restrictions than those contained in such agreement, as in effect on the Issue Date;

(2)	the Indenture, the notes and the Guarantees;
(3)	applicable law, rule, regulation, order, licenses, permits or similar governmental, judicial or regulatory restriction;

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(4)

any instrument governing Indebtedness or Equity Interests of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the property or assets of any Person, other than such Person, or the property or assets of such Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred;

(5)

customary non-assignment provisions in Hydrocarbon purchase and sale or exchange agreements or similar operational agreements or in licenses and leases entered into in the ordinary course of business and consistent with past practices;

(6)

Capital Lease Obligations, mortgage financings or purchase money obligations, in each case for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause  (3) of the preceding paragraph;

(7)

any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition; provided that such sale or disposition is consummated, or such restrictions are canceled or terminated or lapse, within by the later of (a) 90 days following the execution of such agreement and (b) the date on which any required regulatory approval in respect of such sale has been obtained;

(8)

Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(9)

Liens securing Indebtedness otherwise permitted to be incurred pursuant to the provisions of the covenant described above under the caption “— Liens” that limit the right of the Company or any of its Restricted Subsidiaries to dispose of the assets subject to such Lien;

(10)

provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business that solely affect the assets or property that is the subject of such agreements and provided that in the case of joint venture agreements such provisions solely affect assets or property of the joint venture;

(11)

any agreement or instrument relating to any property or assets acquired after the Issue Date, so long as such encumbrance or restriction relates only to the property or assets so acquired and is not and was not created in anticipation of such acquisitions;

(12)	restrictions on cash or other deposits or net worth imposed by customers or lessors under contracts or leases entered into in the ordinary course of business; and
(13)	Hedging Obligations incurred from time to time.

Merger, consolidation or sale of assets

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Neither of the Issuers may, directly or indirectly: consolidate or merge with or into another Person (whether or not such Issuer is the survivor); or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person; unless:

•

either: (a) such Issuer is the surviving entity of such transaction; or (b) the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia; provided that Finance Co. may not consolidate or merge with or into any entity other than a corporation satisfying such requirement;

•

the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made expressly assumes all the Obligations of such Issuer under the notes, the Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;

•	immediately after such transaction no Default or Event of Default exists;
•

in the case of a transaction involving the Company and not Finance Co., the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company) will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “Incurrence of indebtedness and issuance of disqualified equity”; provided that this clause  (b) shall be suspended during any period in which we and our Restricted Subsidiaries are not subject to the Suspended Covenants; and

•

such Issuer has delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or disposition and, if a supplemental indenture is required, such supplemental indenture comply with the Indenture and all conditions precedent therein relating to such transaction have been satisfied.

Notwithstanding the preceding paragraph, the Company is permitted to reorganize as any other form of entity in accordance with the procedures established in the Indenture; provided that:

•

the reorganization involves the conversion (by merger, sale, contribution or exchange of assets or otherwise) of the Company into a form of entity other than a limited partnership formed under Delaware law;

•	the entity so formed by or resulting from such reorganization is an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia;
•

the entity so formed by or resulting from such reorganization assumes all the Obligations of the Company under the notes and the Indenture pursuant to agreements reasonably satisfactory to the Trustee;

•	immediately after such reorganization no Default or Event of Default exists; and

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•

such reorganization is not adverse to the holders of the notes (for purposes of this clause  (5) it is stipulated that such reorganization shall not be considered adverse to the holders of the notes solely because the successor or survivor of such reorganization (a) is subject to federal or state income taxation as an entity or (b) is considered to be an “includible corporation” of an affiliated group of corporations within the meaning of Section  1504(b)(i) of the Code or any similar state or local law).

Notwithstanding anything herein to the contrary, in the event the Company becomes a corporation or the Company or the Person formed by or surviving any consolidation or merger (permitted in accordance with the terms of the Indenture) is a corporation, Finance Co. may be dissolved in accordance with the Indenture and may cease to be an Issuer.

Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the properties or assets of a Person.

Transactions with affiliates

The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), unless:

•

such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person or, if in the good faith judgment of the independent members of the Board of Directors of the General Partner no comparable transaction with an unrelated Person would be available, such independent directors determine in good faith that such Affiliate Transaction is fair to the Company from a financial point of view; and

•	the Company delivers to the Trustee:
•

with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0  million but less than or equal to $25.0  million, an officers’ certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the General Partner; and

•

with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0  million, (i) a resolution of the Board of Directors of the General Partner set forth in an officers’ certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the General Partner and (ii) an opinion as to the fairness to the Company of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing

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recognized as an expert in rendering fairness opinions on transactions such as those proposed.

The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

•	any employment, equity option or equity appreciation agreement or plan entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;
•	transactions between or among the Company and/or its Restricted Subsidiaries;
•	Restricted Payments that are permitted by the provisions of the Indenture described above under the caption “— Restricted payments” and Permitted Investments;
•

transactions effected in accordance with the terms of agreements described in this offering memorandum under the caption “Certain Relationships and Related Transactions” as such agreements are in effect on the date of the Indenture, and any amendment or replacement of any of such agreements so long as such amendment or replacement agreement is no less advantageous to the Company in any material respect than the agreement so amended or replaced;

•

customary compensation, indemnification and other benefits made available to officers, directors or employees of the Company or a Restricted Subsidiary, including reimbursement or advancement of out-of-pocket expenses and provisions of officers’ and directors’ liability insurance;

•

gathering, transportation, marketing, hedging, production handling, operating, construction, terminalling, storage, lease, platform use, or other operational contracts, entered into in the ordinary course of business on terms substantially similar to those contained in similar contracts entered into by the Company or any Restricted Subsidiary with third parties, or if neither the Company nor any Restricted Subsidiary has entered into a similar contract with a third party, on terms that are no less favorable than those available from third parties on an arm’s-length basis, as determined by the Board of Directors of the General Partner;

•	the issuance or sale for cash of Equity Interests (other than Disqualified Equity);
•

any transaction in which the Company or any of its Restricted Subsidiaries, as the case may be, deliver to the Trustee opinion from an accounting, appraisal or investment banking firm of national standing stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or that such transaction meets the requirement of the first bullet point of this covenant;

•

guarantees of performance by the Company and its Restricted Subsidiaries of the Company’s Unrestricted Subsidiaries in the ordinary course of business, except for guarantees of Indebtedness in respect of borrowed money;

•

if such Affiliate Transaction is with a Person in its capacity as a holder of Indebtedness or Equity Interests of the Company or any Restricted Subsidiary where such Person is treated no more favorably than the holders of Indebtedness or Equity Interests of the

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Company or any Restricted Subsidiary who are unaffiliated with the Company and its Restricted Subsidiaries;
•

transactions effected pursuant to agreements in effect on the Issue Date and any amendment, modification or replacement of such agreement (so long as such amendment or replacement is not in the good faith determination of the Board of Directors of the General Partner materially more disadvantageous to the holders of notes, taken as a whole than the original agreement as in effect on the Issue Date; and

•

transactions between the Company and any Person, a director of which is also a director of the Company; provided that such director abstains from voting as a director of the Company on any matter involving such other Person.

Additional subsidiary guarantees

If, after the Issue Date, any Restricted Subsidiary that is not already a Subsidiary Guarantor (including any newly-created or acquired Restricted Subsidiary) guarantees any other Indebtedness of either of the Issuers or any Indebtedness of the Operating Company or any other Subsidiary, or if the Operating Company, if not then a Subsidiary Guarantor, guarantees any other Indebtedness of either of the Issuers or any other Subsidiary or incurs any Indebtedness under any Credit Facility, then such, in each such case, such Subsidiary must become a Subsidiary Guarantor by executing a supplemental indenture satisfactory to the Trustee and delivering an opinion of counsel to the Trustee within 30 days of the date on which it became a Restricted Subsidiary or such other guarantee was executed or such Indebtedness incurred, as applicable. Notwithstanding the preceding, any Guarantee of a Restricted Subsidiary that was incurred pursuant to this paragraph shall provide by its terms that it shall be automatically and unconditionally released upon the release or discharge of the guarantee which resulted in the creation of such Restricted Subsidiary’s Guarantee, except a discharge or release by, or as a result of payment under, such guarantee and except if, at such time, such Restricted Subsidiary is then a guarantor under any other Indebtedness of the Issuers or another Subsidiary and any Guarantee of a Restricted Subsidiary shall be automatically released if such Restricted Subsidiary is designated an Unrestricted Subsidiary in accordance with the Indenture.

Designation of restricted and unrestricted subsidiaries

The Board of Directors of the General Partner may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default or Event of Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption “— Restricted payments,” or represent Permitted Investments. All such outstanding Investments will be valued at their fair market value at the time of such designation. That designation will only be permitted if such Restricted Payment or Permitted Investments would be permitted at that time and such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. All Subsidiaries of an Unrestricted Subsidiary shall also be Unrestricted Subsidiaries. Upon the designation of a Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary, the Guarantee of such entity shall be automatically released.

The Board of Directors of the General Partner may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of

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such Unrestricted Subsidiary and such designation shall only be permitted if such Indebtedness is permitted under the covenants described under the caption “— Covenants — Incurrence of indebtedness and issuance of disqualified equity,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and “— Covenants — Liens” and no Default or Event of Default would be in existence following such designation.

During any period when covenants are suspended pursuant to “— Suspended Covenants” we will not be permitted to designate or redesignate any of our Subsidiaries pursuant to the covenant described under the caption “— Covenants — Designation of Restricted and Unrestricted Subsidiaries.”

Sale and lease-back transactions

The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and lease-back transaction; provided that the Company or any Restricted Subsidiary that is a Subsidiary Guarantor may enter into a sale and lease-back transaction if:

•

the Company or that Subsidiary Guarantor, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and lease-back transaction under the Fixed Charge Coverage Ratio test in the first paragraph of the covenant described above under the caption “— Incurrence of additional indebtedness and issuance of disqualified equity,” and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption “— Liens”; provided that clause  (a) of this clause shall be suspended during any period in which the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants;

•

the gross cash proceeds of that sale and lease-back transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors of the General Partner, of the property that is the subject of such sale and lease-back transaction; and

•

the transfer of assets in that sale and lease-back transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, the covenant described above under the caption “— Repurchase at the option of holders — Asset sales.”

Business activities

The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses.

Finance Co. may not engage in any business or incur any Indebtedness other than activities in connection with its rights and obligations as an Issuer of the notes and any additional notes issued under the Indenture.

Payments for consent

The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the notes unless such consideration is offered to be paid and is paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

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Reports

Whether or not required by the SEC, so long as any notes are outstanding, the Company will file with the SEC (unless the SEC will not accept such a filing) within the time periods specified in the SEC’s rules and regulations and, upon request, unless already publicly available through the SEC’s EDGAR filing system, the Company will furnish (without exhibits) to the Trustee for delivery to the holders of the notes:

•

all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a “Management’s discussion and analysis of financial condition and results of operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

•	all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

If as of the end of any such quarterly or annual period the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the Company shall deliver (promptly after such SEC filing referred to in the preceding paragraph) to the Trustee for delivery to the holders of the notes quarterly and annual financial information required by the preceding paragraph as revised to include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s discussion and analysis of financial condition and results of operations,” of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

In addition, whether or not required by the SEC, the Company will make such information available to securities analysts, investors and prospective investors upon request.

Suspended Covenants

During any period when the notes have an Investment Grade Rating from either Rating Agency and no Default has occurred and is continuing under the Indenture, the Company and its Restricted Subsidiaries will not be subject to the provisions of the Indenture described above under the caption “Repurchase at the option of holders — Asset sales” and under the following headings under the caption “— Covenants”:

•	“— Restricted payments,”
•	“— Incurrence of indebtedness and issuance of disqualified equity,”
•	“— Dividend and other payment restrictions affecting subsidiaries,”
•	“— Merger, consolidation or sale of assets” (only to the extent set forth in that covenant),
•	“— Transactions with affiliates,” and
•	“— Sale and lease-back transactions” (only to the extent set forth in that covenant)

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(collectively, the “Suspended Covenants”); provided that the provisions of the Indenture described above under the caption “Repurchase at the option of holders — Change of control,” and described above under the following headings under the caption “— Covenants” will not be so suspended:

•	“— Liens,”
•	“— Layering Indebtedness,”
•	“— Additional subsidiary guarantees,”
•	“— Business activities,”
•	“— Payments for consent,” and
•	“— Reports;”

and provided further, that if we and our Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the preceding portion of this sentence and, subsequently, either of the Rating Agencies withdraws its ratings or downgrades the ratings assigned to the notes below the Investment Grade Ratings so that the notes do not have an Investment Grade Rating from both Rating Agencies, or a Default (other than with respect to the Suspended Covenants) occurs and is continuing, we and our Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants, subject to the terms, conditions and obligations set forth in the Indenture (each such date of reinstatement being the “Reinstatement Date”). As a result, during any period in which we and our Restricted Subsidiaries are not subject to the Suspended Covenants, the notes will be entitled to substantially reduced covenant protection. Compliance with the Suspended Covenants with respect to Restricted Payments made after the Reinstatement Date will be calculated in accordance with the terms of the covenant described under “— Restricted payments” as though such covenants had been in effect during the entire period of time from which the notes are issued. However, all Restricted Payments made, Indebtedness incurred and other actions effected during any period in which covenants are suspended will not cause a default under the Indenture on any Reinstatement Date.

In addition, during any period when the Suspended Covenants are suspended we will not be permitted to designate or redesignate any of our Subsidiaries pursuant to the covenant described under the caption

“— Covenants — Designation of Restricted and Unrestricted Subsidiaries.”

Events of Default and Remedies

Each of the following is an Event of Default:

(1)	default for 30 days in the payment when due of interest on the notes;
(2)	default in payment when due of the principal of or premium, if any, on the notes;
(3)

failure by the Company to comply (for 30 days in the case of a failure to comply that is capable of cure) with the provisions described under “— Merger, consolidation or sale of assets” or its obligations to make a Change of Control Offer or Asset Sale Offer;

(4)	failure by the Company to comply for 60 days after notice with any of the other agreements in the Indenture;

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(5)

default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by an Issuer or any of the Company’s Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists or is created after the Issue Date, if that default:

(a)

is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness before the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(b)	results in the acceleration of such Indebtedness before its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0  million or more;

(6)

failure by an Issuer or any of the Company’s Restricted Subsidiaries to pay final judgments aggregating in excess of $10.0  million, which judgments are not paid, discharged or stayed for a period of 60 days;

(7)

except as permitted by the Indenture, any Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in force and effect or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, shall deny or disaffirm its Obligations under its Guarantee; and

(8)

certain events of bankruptcy or insolvency with respect to Finance Co., the Company, the General Partner or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

In the case of an Event of Default arising from events described in clause  (8) above, with respect to an Issuer or the General Partner, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

Holders of the notes may not enforce the Indenture or the notes except as provided in the Indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

The holders of a majority in aggregate principal amount of the notes then outstanding by notice to the Trustee may on behalf of the holders of all of the notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the notes.

The Issuers and the Subsidiary Guarantors are required to deliver to the Trustee annually a statement regarding compliance with the Indenture. Upon any officer of the General Partner or Finance

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Co. becoming aware of any Default or Event of Default, the Issuers are required to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Unitholders and No Recourse Against General Partner

Neither the General Partner nor any past, present or future director, officer, partner, employee, incorporator, manager or unitholder or other owner of Equity Interests of the Issuers, the General Partner, or any Subsidiary Guarantor, as such, shall have any liability for any Obligations of the Issuers or the Subsidiary Guarantors under the notes, the Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

The Issuers may, at their option and at any time, elect to have all of the Issuers’ Obligations discharged with respect to the outstanding notes and all Obligations of the Subsidiary Guarantors discharged with respect to their Guarantees (“Legal Defeasance”), except for:

•	the rights of holders of outstanding notes to receive payments in respect of the principal of, premium, if any, and interest on such notes when such payments are due from the trust referred to below;
•

the Issuers’ Obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

•	the rights, powers, trusts, duties and immunities of the Trustee, and the Issuers’ Obligations in connection therewith; and
•	the Legal Defeasance provisions of the Indenture.

In addition, the Company may, at its option and at any time, elect to have the Obligations of the Issuers and the Guarantors released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants shall not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “Events of Default” will no longer constitute an Event of Default with respect to the notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

•

the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding notes at the Stated Maturity thereof or on the applicable redemption date, as the case may be, and the Issuers must specify whether the notes are being defeased to Stated Maturity or to a particular redemption date;

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•

in the case of Legal Defeasance, the Issuers shall have delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

•

in the case of Covenant Defeasance, the Issuers shall have delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

•

no Default or Event of Default shall have occurred and be continuing either: (a) on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which shall be applied to such deposit); or (b) insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

•

such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

•

the Issuers must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

•

the Issuers must deliver to the Trustee an officers’ certificate stating that the deposit was not made by the Issuers with the intent of preferring the holders of notes over the other creditors of the Issuers or with the intent of defeating, hindering, delaying or defrauding other creditors of the Issuers; and

•

the Issuers must deliver to the Trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

Generally, the Issuers, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture, the Guarantees and the notes with the consent of the holders of at least a majority in principal amount of the notes then outstanding. However, without the consent of each holder affected, an amendment, supplement or waiver may not (with respect to any notes held by a nonconsenting holder):

(1)	reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

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(2)

reduce the principal of or change the fixed maturity of any note or alter or waive the provisions with respect to the redemption or repurchase of the notes (other than provisions relating to the covenants described above under the caption “— Repurchase at the option of holders” so long as no obligation to make a Change of Control Offer or an Asset Sale Offer has arisen);

(3)	reduce the rate of or change the time for payment of interest on any note;
(4)

waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration);

(5)	make any note payable in money other than that stated in the notes;
(6)

make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of or premium, if any, or interest on the notes (other than as permitted in clause (7) below);

(7)	waive a redemption or repurchase payment with respect to any note (other than a payment required by one of the covenants described above under the caption “— Repurchase at the option of holders”);
(8)

except as otherwise permitted in the Indenture, release any Subsidiary Guarantor from its Obligations under its Guarantee or the Indenture or change any Guarantee in any manner that would adversely affect the rights of holders;

(9)	make any change in the preceding amendment, supplement and waiver provisions (except to increase any percentage set forth therein); or
(10)	modify or change any provision of the Indenture or the related definitions affecting the ranking of the notes or any Guarantee in a manner that adversely affects the holders of the notes.

Notwithstanding the preceding, without the consent of any holder of notes, the Issuers, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture, the Guarantees or the notes:

•	to cure any ambiguity, defect or inconsistency;
•	to provide for uncertificated notes in addition to or in place of certificated notes;
•

to provide for the assumption of an Issuer’s or Subsidiary Guarantor’s Obligations to holders of notes in the case of a merger or consolidation or sale of all or substantially all of such Issuer’s assets;

•	to add or release Subsidiary Guarantors pursuant to the terms of the Indenture;
•

to make any change that would provide any additional rights or benefits to the holders of notes or surrender any right or power conferred upon the Issuers or the Subsidiary Guarantors by the Indenture that does not adversely affect the rights under the Indenture

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of any holder of the notes; provided that any change to conform the Indenture to this offering memorandum will not be deemed to adversely affect such rights;
•	to provide for the issuance of additional notes in accordance with the limitations set forth in the Indenture;
•	to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;
•	to evidence or provide for the acceptance of appointment under the Indenture of a successor Trustee;
•	to add any additional Events of Default;
•	to secure the notes and/or the Guarantees; or
•	to comply with the rules of any applicable securities depository.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all notes issued thereunder (except as to surviving rights of registration of transfer or exchange of the notes and as otherwise specified in the Indenture), when

•	either:
•

all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to the Issuers, have been delivered to the Trustee for cancellation; or

•

all notes that have not been delivered to the Trustee for cancellation have become due and payable or will become due and payable within one year by reason of the mailing of a notice of redemption or otherwise and the Issuers or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, U.S. Government Obligations, or a combination of cash in U.S. dollars and U.S. Government Obligations, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of fixed maturity or redemption;

•

no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

•	the Issuers or any Subsidiary Guarantor has paid or caused to be paid all sums payable by the Issuers under the Indenture; and

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•	the Issuers have delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the notes at fixed maturity or the redemption date, as the case may be.

In addition, the Issuers must deliver an officers’ certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

If the Trustee becomes a creditor of an Issuer or any Subsidiary Guarantor, the Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue (if the Indenture has been qualified under the Trust Indenture Act) or resign.

The holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur and be continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of notes, unless such holder shall have offered to the Trustee security or indemnity satisfactory to it against any loss, liability or expense.

Definitions

Set forth below are defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Debt” means, with respect to any specified Person:

•

Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person, but excluding Indebtedness that is extinguished, retired or repaid in connection with such Person merging with or becoming a Subsidiary of such specified Person; and

•	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a specified Person shall be deemed to be control by the other Person; provided, further, that any third Person which also beneficially owns 10% or more of the Voting Stock of a specified Person shall not be deemed to be an Affiliate of either the specified Person or the

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other Person merely because of such common ownership in such specified Person. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings. Notwithstanding the preceding, the term “Affiliate” shall not include a Restricted Subsidiary of any specified Person.

“Asset Sale” means:

•

the sale, lease, conveyance or other disposition of any assets, other than sales of inventory in the ordinary course of business; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption “— Change of control,” and/or the provisions described above under the caption “— Merger, consolidation or sale of assets” and not by the provisions of the Asset Sale covenant; and

•

the issuance of Equity Interests by any of the Company’s Restricted Subsidiaries or the sale by the Company or any of its Restricted Subsidiaries of Equity Interests in any of its Restricted Subsidiaries.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

•	any single transaction or series of related transactions that involves assets having a fair market value of less than $1.0 million;
•	a transfer of assets between or among the Company and its Restricted Subsidiaries;
•	an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary of the Company;
•	a Restricted Payment that is permitted by the covenant described above under the caption “— Restricted payments” or a Permitted Investment;
•	the sale or other disposition of cash or Cash Equivalents, Hedging Obligations or other financial instruments in the ordinary course of business;
•	transfers of damaged, worn-out or obsolete equipment or assets that, in the Company’s reasonable judgment, are no longer used or useful in the business of the Company or its Restricted Subsidiaries;
•	surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;
•	the creation or perfection of a Lien that is not prohibited by the covenant described above under the caption “— Covenants — Liens”;
•	the grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registrations therefor and other similar intellectual property; and
•	the sale or discounting of accounts receivable in the ordinary course of business.

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“Attributable Debt” in respect of a sale and lease-back transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and lease-back transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Available Cash” has the meaning assigned to such term in the Partnership Agreement, as in effect on the Issue Date.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have correlative meanings.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Cash Equivalents” means:

(1)	United States dollars;
(2)

securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition;

(3)

certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding 365 days, demand and overnight bank deposits and other similar types of investments routinely offered by commercial banks, in each case, with any domestic commercial bank having a combined capital and surplus in excess of $500.0 million and a Thompson Bank Watch Rating of “B” or better;

(4)

repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)	commercial paper having one of the two highest ratings obtainable from Moody’s or Standard & Poor’s and in each case maturing within six months after the date of acquisition; and

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(6)	money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

“Change of Control” means the occurrence of any of the following:

•

the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets (including Equity Interests of the Restricted Subsidiaries) of the Company and its Restricted Subsidiaries taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);

•	the adoption of a plan relating to the liquidation or dissolution of the Company or the removal of the General Partner by the limited partners of the Company;
•

the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as that term is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the General Partner, measured by voting power rather than number of shares; provided that a change of control shall not be deemed to occur solely as a result of a transfer of the general partnership interests of the Company or the Equity Interests in the General Partner to a new entity in contemplation of the initial public offering of such new entity, or as a result of any further offering of Equity Interests of such new entity (or securities convertible into such Equity Interests) so long as the persons or entities that beneficially own the general partnership interests of the Company or the Equity Interests in the General Partner on the Issue Date continue to hold the general partnership interests in such new entity (or, in the case of a new entity that is not a partnership, no other Person or group Beneficially Owns more than 50% of the Voting Stock of such new entity);

•

the Company consolidates or merges with or into another Person or any Person consolidates or merges with or into the Company, in either case under this clause, in one transaction or a series of related transactions in which immediately after the consummation thereof Persons Beneficially Owning, directly or indirectly, Voting Stock representing in the aggregate a majority of the total voting power of the Voting Stock of the Company immediately before such consummation do not Beneficially Own, directly or indirectly, Voting Stock representing a majority of the total voting power of the Voting Stock of the Company or the surviving or transferee Person; or

•	the first day on which a majority of the members of the Board of Directors of the General Partner are not Continuing Directors.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder, and any successor thereto.

“Consolidated Cash Flow” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (without duplication):

•

an amount equal to the dividends or distributions paid during such period in cash or Cash Equivalents to such Person or any of its Restricted Subsidiaries by a Person that is not a Restricted Subsidiary of such Person; plus

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•

the provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

•

the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments, made or received pursuant to interest-rate Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

•

depreciation, depletion and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, depletion, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

•

an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Subsidiaries in connection with an Asset Sale, including any non-recurring charges relating to any premium or penalty paid, write-off of deferred financing costs or other financial recapitalization charges, in connection with redeeming or retiring any Indebtedness before its Stated Maturity, to the extent such losses were included in computing such Consolidated Net Income; minus

•

non-cash items increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation, depletion and amortization and other non-cash charges of, a Restricted Subsidiary of the Company shall be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividended or distributed to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements (other than the Indenture, the notes or its Guarantee), instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders, partners or members.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (without duplication):

•

the aggregate Net Income (but not net loss in excess of such aggregate Net Income) of all Persons that are not Restricted Subsidiaries shall be excluded, except to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person (without duplication);

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•

the earnings included therein attributable to all entities that are accounted for by the equity method of accounting and the aggregate Net Income (but not net loss in excess of such aggregate Net Income) included therein attributable to all entities constituting Joint Ventures that are accounted for on a consolidated basis (rather than by the equity method of accounting) shall be excluded, except to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

•

the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement (other than the Indenture, the notes or its Guarantee), instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, partners or members;

•

unrealized losses and gains under derivative instruments included in the determination of Consolidated Net Income, including, without limitation, those resulting from the application of Statement of Financial Accounting Standards No. 133, shall be excluded;

•

the net operating income of NOARK attributable to a particular expansion project that is subject to a Permitted NOARK Distribution to a holder of equity interests of NOARK (other than the Company or one of its Restricted Subsidiaries) shall be excluded to the extent of the Permitted NOARK Distribution with respect to such expansion project;

•	the cumulative effect of a change in accounting principles shall be excluded; and
•

any nonrecurring charges relating to any premium or penalty paid, write off of deferred finance costs or other charges in connection with redeeming or retiring any Indebtedness before its Stated Maturity will be excluded.

“Consolidated Net Tangible Assets” means, with respect to any Person at any date of determination, the aggregate amount of total assets included in such Person’s most recent quarterly or annual consolidated balance sheet prepared in accordance with GAAP less applicable reserves reflected in such balance sheet, after deducting the following amounts: (1) all current liabilities reflected in such balance sheet, and (2) all goodwill, trademarks, patents, unamortized debt discounts and expenses and other like intangibles reflected in such balance sheet.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the General Partner who (1) was a member of such Board of Directors on the Issue Date or (2) was nominated for election or elected to such Board of Directors with the approval of either (x) a majority of the Continuing Directors who were members of such Board at the time of such nomination or election, or (y) any “person” or “group” (as those terms are used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) who owns all the general partnership interests or a majority of the Equity Interests of the General Partner.

“Credit Agreement” means that certain Credit Agreement, dated April 14, 2005, and as amended as of October 31, 2005, among the Company, the Subsidiaries party thereto, the banks parties thereto and Wachovia Bank, National Association, as administrative agent, consisting of a revolver loan and a term loan, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced, supplemented or refinanced in whole or in part from time to time.

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“Credit Facilities” means, with respect to the Company, Finance Co. or any Restricted Subsidiary, one or more credit facilities or commercial paper facilities, including the Credit Agreement, in each case with banks, investment banks, insurance companies, mutual funds and/or institutional lenders providing for revolving credit loans, term loans, production payments, receivables or inventory financing (including through the sale of receivables or inventory to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced, supplemented or refinanced in whole or in part from time to time.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Disqualified Equity” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or before the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Equity Interest that would constitute Disqualified Equity solely because (i) the holders thereof have the right to require the Company or any of its Restricted Subsidiaries to repurchase such Equity Interests upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Equity if the terms of such Equity Interests provide that the Company or any Restricted Subsidiary may not repurchase or redeem any such Equity Interests pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “— Restricted payments” or (ii) such Equity Interest is entitled to receive Permitted NOARK Distributions in accordance with the terms of the Amended and Restated Agreement of Limited Partnership of NOARK as in effect on the Issue Date shall not constitute Disqualified Equity.

“Equity Interests” means:

•	in the case of a corporation, corporate stock;
•	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
•	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited);
•	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person; and
•

all warrants, options or other rights to acquire any of the interests described above (but excluding any debt security that is convertible into, or exchangeable for, any of the interests described above.

“Equity Offering” means any public or private sale for cash of Equity Interests of the Company (excluding sales made to any Restricted Subsidiary, sales of Disqualified Equity and private sales to an Affiliate of the Company) after the issue Date; provided that a private placement of Equity Interests will not be deemed an Equity Offering unless net cash proceeds of at least $10.0 million are received.

“Existing Indebtedness” means the aggregate principal amount of Indebtedness of the Company and its Restricted Subsidiaries in existence on the Issue Date.

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“Fixed Charge Coverage Ratio” means, with respect to any specified Person for any four-quarter reference period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays or redeems any Indebtedness (other than revolving credit borrowings not constituting a permanent commitment reduction) or issues or redeems Disqualified Equity subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but before the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment or redemption of Indebtedness, or such issuance or redemption of Disqualified Equity, and the application of the net proceeds thereof as if the same had occurred at the beginning of the applicable four-quarter reference period (and if such Indebtedness is incurred to finance the acquisition of assets (including, without limitation, a single asset, a division or segment or an entire company) that were conducting commercial operations before such acquisition, there shall be included pro forma net income for such assets, as if such assets had been acquired on the first day of such period).

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

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acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or before the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and pro forma effect will be given to the amount of net cost savings certified in an officer’s certificate executed by the Chief Financial Officer of the Company to have occurred or that are reasonably and in good faith projected to be realized within 12 months after, and as a result of, such acquisition and contractual commitments in effect or specified actions that have been taken or will within 90 days be commenced; provided that such cost savings are reasonably identifiable and factually supportable;

•

designations of Restricted Subsidiaries and Unrestricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or before the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period;

•	the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of before the Calculation Date, shall be excluded;
•

the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of before the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

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interest on outstanding Indebtedness of the specified Person or any of its Restricted Subsidiaries as of the last day of the four-quarter reference period shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on such last day after giving effect to any Hedging Obligation then in effect; and

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•

if interest on any Indebtedness incurred by the specified Person or any of its Restricted Subsidiaries on such date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate or other rates, then the interest rate in effect on the last day of the four-quarter reference period will be deemed to have been in effect during such period.

“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

•

the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts, and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to interest-rate Hedging Obligations; plus

•	the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus
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any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such guarantee or Lien is called upon; plus

•

the product of (a) all dividend payments, whether paid or accrued and whether or not in cash, on any series of Disqualified Equity of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Equity) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal;

in each case, on a consolidated basis and in accordance with GAAP.

“GAAP” means generally accepted accounting principles in the United States, which are in effect from time to time.

“General Partner” means Atlas Pipeline Partners GP, LLC, a Delaware limited liability company, and its successors and permitted assigns as general partner of the Company.

“guarantee” means to guarantee, other than by endorsement of negotiable instruments for collection in the ordinary course of business, directly or indirectly, in any manner, including, without limitation, by way of a pledge of assets, or through letters of credit or reimbursement, “claw-back,” “make-well,” or “keep-well” agreements in respect thereof, all or any part of any Indebtedness.

“Guarantee” means a guarantee of the notes.

“Guarantor Subordinated Obligation” means, with respect to a Subsidiary Guarantor, any Indebtedness or other Obligations of such Subsidiary Guarantor (whether outstanding on the Issue Date or

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thereafter incurred) which are expressly subordinate in right of payment to the Obligations of such Subsidiary Guarantor under its Guarantee pursuant to a written agreement.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under interest rate and commodity price swap agreements, interest rate and commodity price cap agreements, interest rate and commodity price collar agreements and foreign currency and commodity price exchange agreements, options or futures contracts or other similar agreements or arrangements or Hydrocarbon hedge contracts or Hydrocarbon forward sales contracts, in each case designed to protect such Person against fluctuations in interest rates, foreign exchange rates, or commodities prices.

“Hydrocarbons” means crude oil, natural gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1)	in respect of borrowed money;
(2)	evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);
(3)	in respect of banker’s acceptances;
(4)	representing Capital Lease Obligations;
(5)	representing all Attributable Debt of such Person in respect of any sale and lease-back transactions not involving a Capital Lease Obligation;
(6)

representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable incurred in the ordinary course of business;

(7)	representing Disqualified Equity; or
(8)	representing any Hedging Obligations;

if and to the extent any of the preceding items (other than letters of credit, Disqualified Equity and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by such Person of any indebtedness of any other Person; provided that a guarantee otherwise permitted by the Indenture to be incurred by the Company or any of its Restricted Subsidiaries of Indebtedness incurred by the Company or a Restricted Subsidiary in compliance with the terms of the Indenture shall not constitute a separate incurrence of Indebtedness.

The amount of any Indebtedness outstanding as of any date shall be:

•	the accreted value thereof, in the case of any Indebtedness issued with original issue discount;

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•	in the case of any Hedging Obligation, the termination value of the agreement or arrangement giving rise to such Hedging Obligation that would be payable by such Person at such date;
•	in the case of any letter of credit, the maximum potential liability thereunder; and
•	the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other indebtedness.

For purposes of clause  (7) of the preceding paragraph, Disqualified Equity shall be valued at the maximum fixed redemption, repayment or repurchase price, which shall be calculated in accordance with the terms of such Disqualified Equity as if such Disqualified Equity were repurchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture; provided that if such Disqualified Equity is not then permitted by its terms to be redeemed, repaid or repurchased, the redemption, repayment or repurchase price shall be the book value of such Disqualified Equity. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional Obligations as described above and the maximum liability of any guarantees at such date; provided that for purposes of calculating the amount of any non-interest bearing or other discount security, such Indebtedness shall be deemed to be the principal amount thereof that would be shown on the balance sheet of the issuer thereof dated such date prepared in accordance with GAAP, but that such security shall be deemed to have been incurred only on the date of the original issuance thereof.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by Standard & Poors or, if Moody’s and Standard & Poors both cease to rate the notes for reasons outside the Company’s control, the equivalent ratings from any other nationally recognized statistical rating agency.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other Obligations), advances (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender and commission, moving, travel and similar advances to officers and employees made in the ordinary course of business) or capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. For purposes of the definition of “Unrestricted Subsidiary,” the definition of “Restricted Payment” and the covenant described under “— Covenants — Restricted Payments,” (1) the term “Investment” shall include the portion (proportionate to the Company’s Equity Interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company or any of its Restricted Subsidiaries at the time that such Subsidiary is designated an Unrestricted Subsidiary and (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the General Partner. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “— Covenants — Restricted payments.”

“Issue Date” means the date of the first issuance of notes under the Indenture, December 20, 2005.

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“Joint Venture” means any Person that is not a direct or indirect Subsidiary of the Company in which the Company or any of its Restricted Subsidiaries makes any Investment provided that the Company and its Restricted Subsidiaries own at least 20% of the Equity Interests of such Person on a fully diluted basis or control the management of such Person pursuant to a contractual agreement.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, charge, security interest, hypothecation, assignment for security, claim, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement or any lease in the nature thereof, any option or other agreement to grant a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute) of any jurisdiction other than a precautionary financing statement respecting a lease not intended as a security agreement.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Income” means, with respect to any Person, the consolidated net income (loss) of such Person and its Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

•	the aggregate after tax effect of gains and losses realized in connection with any asset sale or the disposition of any securities by such Person or any of its Restricted Subsidiaries; and
•	other than for purposes of “— Covenants — Restricted Payments,” any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

“Net Proceeds” means, with respect to any Asset Sale or sale of Equity Interests, the aggregate proceeds received by the Company or any of its Restricted Subsidiaries in cash or Cash Equivalents in respect of any Asset Sale or sale of Equity Interests (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any such sale), net of, without duplication, (1) the direct costs relating to such Asset Sale or sale of Equity Interests, including, without limitation, brokerage commissions and legal, accounting and investment banking fees, sales commissions, recording fees, title transfer fees, and any relocation expenses incurred as a result thereof, (2) taxes paid or payable as a result thereof, in each case after taking into account any available tax credits or deductions and any tax sharing arrangements, (3) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or Equity Interests that were the subject of such Asset Sale or sale of Equity Interests, (4) all distributions and payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Sale and (5) any amounts to be set aside in any reserve established in accordance with GAAP or any amount placed in escrow, in either case for adjustment in respect of the sale price of such asset or Equity Interests or for liabilities associated with such Asset Sale or sale of Equity Interests and retained by the Company or any of its Restricted Subsidiaries until such time as such reserve is reversed or such escrow arrangement is terminated, in which case Net Proceeds shall include only the amount of the reserve so reversed or the amount returned to the Company or its Restricted Subsidiaries from such escrow arrangement, as the case may be.

“Non-Recourse Debt” means Indebtedness as to which:

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•

neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender of such Indebtedness;

•

no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable before its Stated Maturity; and

•	the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any Indebtedness.

“Operating Surplus” shall have the meaning assigned to such term in the Partnership Agreement, as in effect on the Issue Date.

“Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of the Company, dated as of March 9, 2004, as such may be amended, modified or supplemented from time to time.

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of assets used in a Permitted Business or a combination of assets used in a Permitted Business and cash or Cash Equivalents between the Company or any of its Restricted Subsidiaries and another Person.

“Permitted Business” means either (1) gathering, transporting, treating, processing, marketing or otherwise handling Hydrocarbons, or activities or services reasonably related or ancillary thereto including entering into Hedging Obligations to support these businesses, or (2) any other business that generates gross income at least 90% of which constitutes “qualifying income” under Section  7704(d)(1)(E) of the Code.

“Permitted Investments” means:

•	any Investment in, or that results in the creation of, any Restricted Subsidiary of the Company;
•	any Investment in the Company or in a Restricted Subsidiary of the Company (excluding redemptions, purchases, acquisitions or other retirements of Equity Interests in the Company);
•	any Investment in cash or Cash Equivalents;
•	any Investment by the Company or any Restricted Subsidiary of the Company in a Person if as a result of such Investment:
•	such Person becomes a Restricted Subsidiary of the Company; or

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•

such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

•

any Investment made as a result of the receipt of consideration consisting of other than cash or Cash Equivalents from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “— Asset sales”;

•	any Investment in a Person solely in exchange for the issuance of Equity Interests (other than Disqualified Equity) of the Company;
•

Investments in stock, obligations or securities received in settlement of debts owing to the Company or any of its Restricted Subsidiaries as a result of bankruptcy or insolvency proceedings or upon the foreclosure, perfection or enforcement of any Lien in favor of the Company or any such Restricted Subsidiary, in each case as to debt owing to the Company or any such Restricted Subsidiary that arose in the ordinary course of business of the Company or any such Restricted Subsidiary;

•	any Investment in Hedging Obligations permitted to be incurred under the “Incurrence of indebtedness and issuance of disqualified equity” covenant;
•

other investments in any Person engaged in a Permitted Business (other than an Investment in an Unrestricted Subsidiary) having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause since the Issue Date and existing at the time of the Investment, which is the subject of the determination, was made, not to exceed the greater of (a) $10.0  million and (b) 2½% of Consolidated Net Tangible Assets;

•	any Investment in the notes and Investments existing on the Issue Date; and
•

Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business.

“Permitted Liens” means:

•	Liens securing Indebtedness under the Credit Facilities permitted to be incurred under the covenant “— Incurrence of indebtedness and issuance of disqualified equity”;
•	Liens in favor of the Company or any of its Restricted Subsidiaries;
•	any interest or title of a lessor in the property subject to a Capital Lease Obligation;
•

Liens on property (including Equity Interests) of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence before, and were not obtained in contemplation of, such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or such Restricted Subsidiary;

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Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence before, and were not obtained in contemplation of, such acquisition and relate solely to such property, accessions thereto and the proceeds thereof;

•

Liens to secure the performance of tenders, bids, leases, statutory or regulatory obligations, surety, indemnity or appeal bonds, government contracts, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

•

Liens on any property or asset acquired, constructed or improved by the Company or any Restricted Subsidiary, which (a) are in favor of the seller of such property or assets, in favor of the Person constructing or improving such asset or property, or in favor of the Person that provided the funding for the acquisition, construction or improvement of such asset or property, (b) are created within 360 days after the date of acquisition, construction or improvement, (c) secure the purchase price or construction or improvement cost, as the case may be, of such asset or property in an amount not to exceed the lesser of (i) the cost to the Company and its Restricted Subsidiaries of such acquisition, construction or improvement of such asset or property and (ii)100% of the fair market value (as determined by the Board of Directors of the General Partner) of such acquisition, construction or improvement of such asset or property, and (d) are limited to the asset or property so acquired, constructed or improved (including proceeds thereof, accessions thereto and upgrades thereof);

•	Liens to secure performance of Hedging Obligations of the Company or a Restricted Subsidiary;
•

Liens existing on the Issue Date and Liens in connection with any extensions, refinancing, renewal, replacement or defeasance of any Indebtedness or other obligation secured thereby; provided that (a) the principal amount of the Indebtedness secured by such Lien is not increased and (b) no assets are encumbered by any such Lien other than the assets encumbered immediately before such extension, refinancing, renewal, replacement or defeasance;

•	Liens on pipelines or pipeline facilities that arise by operation of law;
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Liens arising under operating agreements, joint venture agreements, partnership agreements, oil and gas leases, farmout agreements, division orders, contracts for sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements and other agreements arising in the ordinary course of the Company’s or any Restricted Subsidiary’s business that are customary in the Permitted Business; provided that any Liens arising under operating agreements, joint venture agreements, partnership agreements and the like are non-recourse to the Company and its Subsidiaries and only attach to Equity Interests in the applicable joint venture, partnership or other entity that is the subject of such agreement, and liens deemed to exist as a result of Permitted NOARK Distributions;

•	Liens securing the Obligations of the Issuers under the notes and the Indenture and of the Subsidiary Guarantors under the Guarantees;

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Liens upon specific items of inventory or other goods and proceeds thereof of any Person securing such Person’s Obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods and permitted by the covenant described under “— Incurrence of indebtedness and issuance of disqualified equity”;

•

Liens securing any indebtedness equally and ratably with all Obligations due under the notes or any Guarantee pursuant to a contractual covenant that limits liens in a manner substantially similar to the covenant entitled “Liens”; and

•

Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to Obligations that do not exceed 5% of Consolidated Net Tangible Assets at any one time outstanding.

During any covenant suspension pursuant to the terms described under the caption “— Suspended Covenants,” for purposes of complying with the “Liens” covenant, the Liens described above will be Permitted Liens only to the extent those Liens secure Indebtedness not exceeding, at the time of determination, 10% of the Consolidated Net Tangible Assets of the Company.

“Permitted NOARK Distributions” means dividends or distributions payable to a holder of equity interests of NOARK that made a Special Capital Contribution (as defined in the NOARK Amended and Restated Agreement of Limited Partnership as in effect on the Issue Date) specifically to finance a particular expansion project; provided that such dividends or distributions, in the aggregate with respect to any expansion project, shall not exceed the additional or incremental net operating income of NOARK attributable to such expansion project and shall not exceed 200% of such holder’s Special Capital Contributions made in respect of such expansion project.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

•

the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of, plus accrued interest on the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of necessary fees and expenses incurred in connection therewith and any premiums paid on the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded);

•

such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

•

if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes or the Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the notes or the Guarantees, as the case may be, on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

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•	such Indebtedness is not incurred by a Restricted Subsidiary if the Company is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

For the avoidance of doubt, the foregoing clauses shall not apply to extensions, refinancings, renewals, replacements, defeasances or refunds of the Credit Facility.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or agency or political subdivision thereof or other entity.

“Rating Agency” means each of Standard & Poors and Moody’s, or if Standard & Poors or Moody’s or both shall not make a rating on the notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuers (as certified by a resolution of the Board of Directors of the General Partner) which shall be substituted for Standard & Poors or Moody’s, or both, as the case may be.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referenced Person that is not an Unrestricted Subsidiary. Notwithstanding anything in the Indenture to the contrary, each of Finance Co. and the Operating Company shall be a Restricted Subsidiary of the Company.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule1-02 of Regulation S-X, promulgated pursuant to the Securities Act and the Exchange Act, as such Regulation is in effect on the Issue Date.

“Standard & Poors” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent Obligations to repay, redeem or repurchase any such interest or principal before the date originally scheduled for the payment thereof.

“Subordinated Obligation” means any Indebtedness of either Issuer (whether outstanding on the Issue Date or thereafter incurred) which is subordinate or junior in right of payment to the notes pursuant to a written agreement.

“Subsidiary” means, with respect to any Person:

(1)

any corporation, association or other business entity (other than an entity referred to in clause  (2) below) of which more than 50% of the total Voting Stock is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)

any partnership (whether general or limited), limited liability company or joint venture (a) the sole general partner or the managing general partner or managing member of which is such Person or a Subsidiary of such Person, or (b) if there are more than a single general partner or member, either (i) the only general partners or managing members of

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which are such Person and/or one or more Subsidiaries of such Person (or any combination thereof) or (ii) such Person owns or controls, directly or indirectly, a majority of the outstanding general partner interests, member interests or other Voting Stock of such partnership, limited liability company or joint venture, respectively.

“Subsidiary Guarantors” means each of:

•	each Restricted Subsidiary of the Company existing on the Issue Date; and
•	any other Subsidiary of the Company that becomes a Subsidiary Guarantor in accordance with the provisions of the Indenture; and
•	their respective successors and assigns

in each case until such Subsidiary Guarantor ceases to be such in accordance with the Indenture. Notwithstanding anything in the Indenture to the contrary, Finance Co. shall not be a Subsidiary Guarantor.

“U.S. Government Obligations” means securities that are (1) direct Obligations of the United States of America for the payment of which its full faith and credit is pledged and (2) Obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clause  (1) or (2) above, are not callable or redeemable at the option of the issuers thereof.

“Unrestricted Subsidiary” means any Subsidiary of the Company (other than Finance Co. or the Operating Company) that is designated by the Board of Directors of the General Partner as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary: (1) has no Indebtedness other than Non-Recourse Debt; (2) is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such arrangement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries. Notwithstanding anything in the Indenture to the contrary, neither Finance Co. nor the Operating Company shall be designated as an Unrestricted Subsidiary.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a Board Resolution giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “— Covenants — Restricted payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “Incurrence of indebtedness and issuance of disqualified equity,” the Company shall be in default of such covenant.

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“Voting Stock” of any Person as of any date means the Equity Interests of such Person pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers, general partners or trustees of such Person (regardless of whether, at the time, Equity Interests of any other class or classes shall have, or might have, voting power by reason of the occurrence of any contingency) or, with respect to a partnership (whether general or limited), any general partner interest in such partnership.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

•

the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

•	the then outstanding principal amount of such indebtedness.

Book-Entry, Delivery and Form

Exchange notes initially will be represented by one or more notes in registered, global form without interest coupons (collectively, the “Global notes”). Upon issuance, the Global notes will be:

•	deposited with the Trustee as custodian for The Depository Trust Company (“DTC”), in New York, New York, and
•	registered in the name of DTC or its nominee.

in each case for credit to an account of a direct or indirect participant as described below.

The Global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee except in limited circumstances. Beneficial interests in the Global notes may be exchanged for notes in certificated form only in limited circumstances. See “— Transfers of interests in Global notes for Certificated notes.”

Depositary procedures

DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Direct Participants”) and to facilitate the clearance and settlement of transactions in those securities between Direct Participants through electronic book-entry changes in accounts of the Direct Participants. The Direct Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and other organizations, including Euroclear and Clearstream. Access to DTC’s system is also available to other entities that clear through or maintain a direct or indirect, custodial relationship with a Direct Participant (collectively, the “Indirect Participants”).

DTC has advised the Company that, pursuant to DTC’s procedures, (i) upon deposit of the Global notes, DTC will credit the accounts of the Direct Participants designated by the initial purchasers with portions of the principal amount of the Global notes that have been allocated to them by the initial purchasers, and (ii) DTC will maintain records of the ownership interests of such Direct Participants in the Global notes and the transfer of ownership interests by and between Direct Participants. DTC will not

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maintain records of the ownership interests of, or the transfer of ownership interests by and between, Indirect Participants or other owners of beneficial interests in the Global notes. Direct Participants and Indirect Participants must maintain their own records of the ownership interests of, and the transfer of ownership interests by and between, Indirect Participants and other owners of beneficial interests in the Global notes.

Investors in the Global notes may hold their interests therein directly through DTC if they are Direct Participants in DTC or indirectly through organizations that are Direct Participants in DTC, including Euroclear or Clearstream. Euroclear and Clearstream must maintain on their own records the ownership interests, and transfers of ownership interests by and between, their own customers’ securities accounts. DTC will not maintain such records. All ownership interests in any Global notes, including those of customers’ securities accounts held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC.

The laws of some states in the United States require that certain persons take physical delivery in definitive, certificated form, of securities that they own. This may limit or curtail the ability to transfer a beneficial interest in a Global note to such persons. Because DTC can act only on behalf of Direct Participants, which in turn act on behalf of Indirect Participants and others, the ability of a person having a beneficial interest in a Global note to pledge such interest to persons or entities that are not Direct Participants in DTC, or to otherwise take actions in respect of such interest, may be affected by the lack of physical certificates evidencing such interest. For other restrictions on the transferability of the notes see “Notice to investors.”

Except as described in “— Transfers on interests in Global notes for Certificated notes,” owners of beneficial interests in the Global notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or holders thereof under the Indenture for any purpose.

Under the terms of the Indenture, the Issuers, the Subsidiary Guarantors and the Trustee will treat the persons in whose names the notes are registered (including notes represented by Global notes) as the owners thereof for the purpose of receiving payments and for any and all other purposes whatsoever. Payments in respect of the principal of, premium, if any, and interest on Global notes registered in the name of DTC or its nominee will be payable by the Trustee to DTC or its nominee as the registered holder under the Indenture. Consequently, none of the Issuers, the Subsidiary Guarantors, the Trustee nor any agent of the Issuers, the Subsidiary Guarantors or the Trustee has or will have any responsibility or liability for (i) any aspect of DTC’s records or any Direct Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interests in the Global notes or for maintaining, supervising or reviewing any of DTC’s records or any Direct Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in any Global note or (ii) any other matter relating to the actions and practices of DTC or any of its Direct Participants or Indirect Participants.

DTC has advised the Issuers that its current payment practice (for payments of principal, interest and the like) with respect to securities such as the notes is to credit the accounts of the relevant Direct Participants with such payment on the payment date in amounts proportionate to such Direct Participant’s respective ownership interests in the Global notes as shown on DTC’s records. Payments by Direct Participants and Indirect Participants to the beneficial owners of the notes will be governed by standing instructions and customary practices between them and will not be the responsibility of DTC, the Trustee, the Issuers or the Subsidiary Guarantors. None of the Issuers, the Subsidiary Guarantors or the Trustee will be liable for any delay by DTC or its Direct Participants or Indirect Participants in identifying the beneficial owners of the notes, and the Issuers, the Subsidiary Guarantors and the Trustee may

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conclusively relay on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the notes for all purposes.

The Global notes will trade in DTC’s Same-day Funds Settlement System and, therefore, transfers between Direct Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in immediately available funds. Transfers between Indirect Participants (other than Indirect Participants who hold an interest in the notes through Euroclear or Clearstream) who hold an interest through a Direct Participant will be effected in accordance with the procedures of such Direct Participant but generally will settle in immediately available funds. Transfers between and among Indirect Participants who hold interests in the notes through Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer restrictions applicable to the notes described herein, cross-market transfers between Direct Participants in DTC, on the one hand, and Indirect Participants who hold interests in the notes through Euroclear or Clearstream, on the other hand, will be effected by Euroclear’s or Clearstream’s respective nominee through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream; however, delivery of instructions relating to crossmarket transactions must be made directly to Euroclear or Clearstream and within the established deadlines (Brussels time) of such systems. Indirect Participants who hold interests in the notes through Euroclear and Clearstream may not deliver instructions directly to Euroclear’s and Clearstream’s nominees. Euroclear and Clearstream will, if the transaction meets their settlement requirements, deliver instructions to their respective nominee to deliver or receive interests on Euroclear’s or Clearstream’s behalf in the relevant Global note in DTC, and make or receive payment in accordance with normal procedures for same-day fund settlement applicable to DTC.

Because of time zone differences, the securities accounts of an Indirect Participant who holds an interest in the notes through Euroclear or Clearstream purchasing an interest in a Global note from a Direct Participant in DTC will be credited, and any such crediting will be reported, to Euroclear or Clearstream during the European business day immediately following the settlement date of DTC in New York. Although recorded in DTC’s accounting records as of DTC’s settlement date in New York, Euroclear and Clearstream customers will not have access to the cash amount credited to their accounts as a result of a sale of an interest in a Regulation S Global note to a DTC Participant until the European business day for Euroclear and Clearstream immediately following DTC’s settlement date.

DTC has advised the Company that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Direct Participants to whose account interests in the Global notes are credited and only in respect of such portion of the aggregate principal amount of the notes to which such Direct Participant or Direct Participants has or have given direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange Global notes (without the direction of one or more of its Direct Participants) for legended notes in certificated form, and to distribute such certificated forms of notes to its Direct Participants. See “— Transfers of interests in Global notes for Certificated notes.”

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Regulation S Global notes, the Rule 144A Global notes and the IAI Global notes among Direct Participants, including Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of the Issuers, the Subsidiary Guarantors, the initial purchasers or the Trustee shall have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective Direct and Indirect Participants of their respective obligations under the rules and procedures governing any of their operations.

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The information in this section concerning DTC, Euroclear and Clearstream and their book-entry systems has been obtained from sources that the Issuers believe to be reliable, but the Issuers take no responsibility for the accuracy thereof.

Transfers of interests in one Global note for interests in another Global note

Until the 40th day after the later of the commencement of the offering of the notes and the Issue Date (such period, the “Distribution Compliance Period”), a person who holds an interest in Regulation S Global notes will be permitted to transfer its interest to a person who takes delivery in the form of an interest in Rule 144A Global notes or the IAI Global notes only upon receipt by the Trustee of a written certification from the transferor to the effect that such transfer is being made in accordance with the restrictions on transfer set forth under “Notice to investors” and set forth in the legend printed on the Regulation S Global note. After the expiration of the Distribution Compliance Period, such certification requirements will not apply to such transfers of beneficial interests in the Regulation S Global notes.

A person who holds an interest in Rule 144A Global notes or IAI Global notes may transfer its interest to a person who takes delivery in the form of an interest in Regulation S Global notes, whether before or after the expiration of the Distribution Compliance Period, only upon receipt by the Trustee of a written certification from the transferor to the effect that such transfer is being made in accordance with Rule 904 of Regulation S.

At any time after the Issue Date, a person who holds an interest in Rule 144A Global notes may transfer its interest to a person who takes delivery in the form of an interest in IAI Global notes, or vice versa, only upon receipt by the Trustee of a written certification from the transferor to the effect that such transfer is being made in accordance with the restrictions on transfer set forth under “Notice to investors.”

Exchanges of beneficial interests in different Global notes will be effected by DTC by means of an instruction originated by the Trustee through DTC’s Deposit/Withdrawal at Custodian (DWAC) system. In connection with such transfer, therefore, appropriate adjustments will be made to reflect a decrease in the principal amount of the one Global note and a corresponding increase in the principal amount of the other Global note, as applicable. Any beneficial interest in the one Global note that is transferred to a person who takes delivery in the form of the other Global note will, upon transfer, cease to be an interest in such first Global note and become an interest in such other Global note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global note for as long as it remains such an interest.

Transfers of interests in Global notes for Certificated notes

An entire Global note may be exchanged for definitive notes in registered, certificated form without interest coupons (“Certificated notes”) if (i) DTC (x) notifies the Issuers that it is unwilling or unable to continue as depositary for the Global notes or (y) has ceased to be a clearing agency registered under the Exchange Act and, in either case, the Issuers thereupon fail to appoint a successor depositary within 90 days, or (ii) there shall have occurred and be continuing an Event of Default and DTC notifies the Trustee of its decision to exchange the Global note for Certificated notes. In any such case, upon surrender by the Direct and Indirect Participants of their interests in such Global note, Certificated notes will be issued to each person that such Direct and Indirect Participants and DTC identify to the Trustee as being the beneficial owner of the related notes.

Certificated notes delivered in exchange for any beneficial interest in any Global note will be registered in the names, and issued in any approved denominations, requested by DTC on behalf of such Direct or Indirect Participants (in accordance with DTC’s customary procedures).

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In all cases described herein, such Certificated notes will bear the restrictive legend referred to in “Notice to investors,” unless the Issuers determine otherwise in compliance with applicable law.

None of the Issuers, the Subsidiary Guarantors or the Trustee will be liable for any delay by the holder of any Global note or DTC in identifying the beneficial owners of notes, and the Issuers, the Subsidiary Guarantors and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of the Global note or DTC for all purposes.

Same day settlement and payment

Payments in respect of the notes represented by the Global notes (including principal, premium, if any, interest) will be made by wire transfer of immediately available same day funds to the account specified by the holder of such Global note. With respect to Certificated notes, the Issuers will make all payments of principal, premium, if any, and interest in the manner indicated above under “— Methods of receiving payments on the notes.”

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MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of material federal income tax consequences relevant to the exchange of exchange notes for outstanding notes, but does not purport to be a complete analysis for all potential tax effects. The discussion is based upon the Internal Revenue Code of 1986, as amended, Treasury Regulations, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which may be subject to change at any time by legislative, judicial or administrative action. These changes may be applied retroactively in a manner that could adversely affect a holder of exchange notes. The description does not consider the effect of any applicable foreign, state, local or other tax laws or estate or gift tax considerations.

We believe that the exchange of exchange notes for outstanding notes should not be a taxable event to a holder for United States federal income tax purposes. Accordingly, a holder should have the same adjusted issue price, adjusted basis and holding period in the exchange notes as it had in the outstanding notes immediately before the exchange.

PLAN OF DISTRIBUTION

Based on interpretations by the staff of the SEC in no-action letters issued to third parties, we believe that you may transfer exchange notes issued under the exchange offer in exchange for the outstanding notes if:

•	you acquire the exchange notes in the ordinary course of your business; and
•	you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such exchange notes.

You may not participate in the exchange offer if you are:

•	an “affiliate” within the meaning of Rule 405 under the Securities Act of us or Atlas Pipeline Finance; or
•	a broker-dealer that acquired outstanding notes directly from us.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver this prospectus in connection with any resale of such exchange notes. To date, the staff of the SEC has taken the position that broker-dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as this exchange offer, other than a resale of an unsold allotment from the original sale of the outstanding notes, with this prospectus. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that, during the period described in Section 4(3) of and Rule 174 under the Securities Act that is applicable to transactions by brokers or dealers with respect to the exchange notes, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until such date, all dealers effecting transactions in exchange notes may be required to deliver this prospectus.

If you wish to exchange your outstanding notes for exchange notes in the exchange offer, you will be required to make representations to us as described in “Exchange Offer—Procedures for

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Tendering—Your Representations to Us” in this prospectus. As indicated in the letter of transmittal, you will be deemed to have made these representations by tendering your outstanding notes in the exchange offer. In addition, if you are a broker-dealer who receives exchange notes for your own account in exchange for outstanding notes that were acquired by you as a result of market- making activities or other trading activities, you will be required to acknowledge, in the same manner, that you will deliver this prospectus in connection with any resale by you of such exchange notes.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions:

•	in the over-the-counter market;
•	in negotiated transactions;
•	through the writing of options on the exchange notes; or
•	a combination of such methods of resale;

at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices.

Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes of any series that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act. Each letter of transmittal states that by acknowledging that it will deliver and by delivering this prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For the period described in Section 4(3) of and Rule 174 under the Securities Act that is applicable to transactions by brokers or dealers with respect to the exchange notes, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the applicable letter of transmittal. We have agreed to pay all reasonable expenses incident to the exchange offers (including the expenses of one counsel for the holders of the outstanding notes) other than commissions or concessions of any broker-dealers and will indemnify the holders of the outstanding notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Ledgewood has issued an opinion about the legality of the exchange notes.

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EXPERTS

Our consolidated financial statements as of December 31, 2005 and 2004 and for each of the three years in the period ended December 31, 2005 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, incorporated by reference, have been audited by Grant Thornton LLP, independent registered public accountants, as indicated in their reports with respect thereto, incorporated herein in reliance upon the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Enogex Arkansas Pipeline Corporation at December 31, 2004 and 2003, and for each of the two years in the period ended December 31, 2004, appearing in our Current Report on Form 8-K dated November 18, 2005, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room and its copy charges. Our SEC filings are also available to the public on the SEC’s web site at http://www.sec.gov.

We “incorporate by reference” information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus except for any information superseded by information contained expressly in this prospectus, and the information we file later with the SEC will automatically supersede this information. You should not assume that the information in this prospectus is current as of any date other than the date on the front page of this prospectus.

Any information that we file under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, and that is deemed “filed,” with the SEC before the exchange offer is terminated will automatically update and supersede this information. We incorporate by reference the documents listed below:

•	Our Annual Report on Form 10-K for the year ended December 31, 2005;
•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2006; and
•	Our Current Reports on Form 8-K filed May 24, 2005, November 18, 2005, March 14, 2006, May 4, 2006, May 9, 2006 and 8-K/A filed on May 26, 2006.

You may request a copy of any document incorporated by reference in this prospectus and any exhibit specifically incorporated by reference in those documents, at no cost, by writing or telephoning us at the following address or phone number:

Brian Begley

Atlas Pipeline Partners, L.P.

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311 Rouser Road

Moon Township, PA 15108

(412) 262-2830

We also make available free of charge on our internet website at http://www.atlaspipelinepartners..com our annual reports on Form 10-K and our quarterly reports on Form 10-Q, and any amendments to those reports, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information contained on our website as part of this prospectus.

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ANNEX A

LETTER OF TRANSMITTAL

to Tender

Outstanding 8-1/8% Senior Notes due 2015

of

ATLAS PIPELINE PARTNERS, L.P.

ATLAS PIPELINE FINANCE CORPORATION

Pursuant to the Exchange Offer and Prospectus dated July 11, 2006

The Exchange Agent for the Exchange Offer is:

Wachovia Bank, National Association

Customer Information Center

Corporate Trust Operations – NC 1153

1525 West W.T. Harris Boulevard – 3C

Charlotte, NC 282288

Attention: Marsha Rice

Phone: 704-590-7413

Facsimile: 704-590-7628

IF YOU WISH TO EXCHANGE CURRENTLY OUTSTANDING 8-1/8% SENIOR NOTES DUE 2015 (THE “OUTSTANDING NOTES”) FOR AN EQUAL AGGREGATE PRINCIPAL AMOUNT OF 8-1/8% SERIES B SENIOR NOTES DUE 2015 PURSUANT TO THE EXCHANGE OFFER, YOU MUST VALIDLY TENDER (AND NOT WITHDRAW) OUTSTANDING NOTES TO THE EXCHANGE AGENT BEFORE 5:00 P.M. NEW YORK CITY TIME ON THE EXPIRATION DATE BY CAUSING AN AGENT’S MESSAGE TO BE RECEIVED BY THE EXCHANGE AGENT BEFORE SUCH TIME.

The undersigned hereby acknowledges receipt and review of the prospectus, dated July 11, 2006 (the “Prospectus”), of Atlas Pipeline Partners, L.P., a Delaware limited partnership (the “Partnership”) and Atlas Pipeline Finance Corporation, a Delaware corporation (“Finance Corp.”), and this Letter of Transmittal (the “Letter of Transmittal”), which together describe the Partnership and Finance Corp.’s offer (the “Exchange Offer”) to exchange its 8-1/8% Series B Senior Notes due 2015 (the “Exchange Notes”) that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of their issued and outstanding 8-1/8% Senior Notes due 2015 (the “Outstanding Notes”). Capitalized terms used but not defined herein have the respective meaning given to them in the Prospectus.

The Partnership reserves the right, at any time or from time to time, to extend the Exchange Offer at its discretion, in which event the term “Expiration Date” shall mean the latest time and date to which the Exchange Offer is extended. The Partnership shall notify the Exchange Agent and each registered holder of the Outstanding Notes of any extension by oral or written notice before 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

This Letter of Transmittal is to be used by holders of the Outstanding Notes. Tender of Outstanding Notes is to be made according to the Automated Tender Offer Program (“ATOP”) of the

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Depository Trust Company (“DTC”) pursuant to the procedures set forth in the prospectus under the caption “The Exchange Offer—Procedures for Tendering.” DTC participants that are accepting the Exchange Offer must transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the Exchange Agent’s DTC account. DTC will then send a computer-generated message known as an “agent’s message” to the exchange agent for its acceptance. For you to validly tender your Outstanding Notes in the Exchange Offer, the Exchange Agent must receive, before the Expiration Date, an agent’s message under the ATOP procedures that confirms that:

•	DTC has received your instructions to tender your Outstanding Notes; and
•	You agree to be bound by the terms of this Letter of Transmittal.

By using the ATOP procedures to tender Outstanding Notes, you will not be required to deliver this Letter of Transmittal to the Exchange Agent. However, you will be bound by its terms, and you will be deemed to have made the acknowledgments and the representations and warranties it contains, just as if you had signed it.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

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Ladies and Gentlemen:

1.        By tendering Outstanding Notes in the Exchange Offer, you acknowledge receipt of the Prospectus and this Letter of Transmittal.

2.        By tendering Outstanding Notes in the Exchange Offer, you represent and warrant that you have full authority to tender the Outstanding Notes described above and will, upon request, execute and deliver any additional documents deemed by the Partnership to be necessary or desirable to complete the tender of Outstanding Notes.

3.        The tender of the Outstanding Notes pursuant to all of the procedures set forth in the Prospectus will constitute an agreement between you and the Partnership as to the terms and conditions set forth in the Prospectus.

4.        The Exchange Offer is being made in reliance upon interpretations contained in no-action letters issued to third parties by the staff of the Securities and Exchange Commission (the “Commission”), including Exxon Capital Holdings Corp., Commission No-Action Letter (available May 13, 1988), Morgan Stanley & Co., Inc., Commission No-Action Letter (available June 5, 1991) and Shearman & Sterling, Commission No-Action Letter (available July 2, 1993), that the Exchange Notes issued in exchange for the Outstanding Notes pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof (other than a broker-dealer who purchased Outstanding Notes exchanged for such Exchange Notes directly from the Partnership to resell pursuant to Rule 144A or any other available exemption under the Securities Act of 1933, as amended (the “Securities Act”) and any such holder that is an “affiliate” of the Partnership or Finance Corp. within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holders’ business and such holders are not participating in, and have no arrangement with any person to participate in, the distribution of such Exchange Notes.

5.        By tendering Outstanding Notes in the Exchange Offer, you represent and warrant that:

a.        the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of your business, whether or not you are the holder;

b.        neither you nor any such other person is engaging in or intends to engage in a distribution of such Exchange Notes;

c.        neither you nor any such other person has an arrangement or understanding with any person to participate in the distribution of such Exchange Notes; and

d.        neither the holder nor any such other person is an “affiliate,” as such term is defined under Rule 405 promulgated under the Securities Act, of the Partnership or Finance Corp.

6.        You may, if you are unable to make all of the representations and warranties contained in paragraph 5 above and as otherwise permitted in the Registration Rights Agreement (as defined below), elect to have your Outstanding Notes registered in the shelf registration statement described in the Registration Rights Agreement, dated as of December 20, 2005, relating to the 8-1/8% Senior Notes due 2015 and the Registration Rights Agreement, dated May 12, 2006, relating to the additional 8-1/8% Senior Notes due 2015 (collectively, the “Registration Rights Agreement”) by and among the Partnership, Finance Corp. and the Initial Purchasers (as defined therein). Such election may be made only by

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notifying the Partnership in writing at 311 Rouser Road, Moon Township, PA 15108, Attention: Lisa Washington. By making such election, you agree, as a holder of Outstanding Notes participating in a shelf registration, to indemnify and hold harmless the Partnership, each of the directors of Atlas Pipeline Partners GP, LLC, the general partner of the Partnership (the “General Partner”), Finance Corp., each of the officers of the General Partner who signs such shelf registration statement on behalf of the Partnership, each person who controls the Partnership within the meaning of either the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and each other holder of Outstanding Notes, from and against any and all losses, claims, damages or liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any shelf registration statement or prospectus, or in any supplement thereto or amendment thereof, or caused by the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; but only with respect to information relating to you furnished in writing by or on behalf of you expressly for use in a shelf registration statement, a prospectus or any amendments or supplements thereto. Any such indemnification shall be governed by the terms and subject to the conditions set forth in the Registration Rights Agreement, including, without limitation, the provisions regarding notice, retention of counsel, contribution and payment of expenses set forth therein. The above summary of the indemnification provision of the Registration Rights Agreement is not intended to be exhaustive and is qualified in its entirety by the Registration Rights Agreement.

7.        If you are a broker-dealer that will receive Exchange Notes for your own account in exchange for Outstanding Notes that were acquired as a result of market-making activities or other trading activities, you acknowledge, by tendering Outstanding Notes in the Exchange Offer, that you will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an “underwriter” within the meaning of the Securities Act. If you are a broker-dealer and Outstanding Notes held for your own account were not acquired as a result of market-making or other trading activities, such Outstanding Notes cannot be exchanged pursuant to the Exchange Offer.

8.        Any of your obligations hereunder shall be binding upon your successors, assigns, executors, administrators, trustees in bankruptcy and legal and personal representatives.

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INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

1.	Book-Entry Confirmations.

Any confirmation of a book-entry transfer to the Exchange Agent’s account at DTC of Outstanding Notes tendered by book-entry transfer (a “Book-Entry Confirmation”), as well as an agent’s message, and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at its address set forth herein before 5:00 P.M. New York City time on the Expiration Date.

2.	Partial Tenders.

Tenders of Outstanding Notes will be accepted only in denominations of $1,000 and integral multiples of $1,000. The entire principal amount of Outstanding Notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise communicated to the Exchange Agent. If the entire principal amount of all Outstanding Notes is not tendered, then Outstanding Notes for the principal amount of Outstanding Notes not tendered and Exchange Notes issued in exchange for any Outstanding Notes accepted will be delivered to the holder via the facilities of DTC promptly after the Outstanding Notes are accepted for exchange.

3.	Validity of Tenders.

All questions as to the validity, form, eligibility (including time of receipt), acceptance, and withdrawal of tendered Outstanding Notes will be determined by the Partnership, in its sole discretion, which determination will be final and binding. The Partnership reserves the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of counsel for the Partnership, be unlawful. The Partnership also reserves the absolute right to waive any of the conditions of the Exchange Offer or any defect or irregularity in the tender of any Outstanding Notes. The Partnership’s interpretation of the terms and conditions of the Exchange Offer (including the instructions on this Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Outstanding Notes must be cured within such time as the Partnership shall determine. Although the Partnership intends to notify holders of defects or irregularities with respect to tenders of Outstanding Notes, neither the Partnership, the Exchange Agent, nor any other person shall be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give such notification. Tenders of Outstanding Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Outstanding Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders via the facilities of DTC, as soon as practicable following the Expiration Date.